Exhibit 10.2

December 19, 2018

Aflac Incorporated

1932 Wynnton Road

Columbus, GA 31999

USA

Re: Strategic Alliance Based on Capital Relationship

Ladies and Gentlemen:

Reference is made to the Basic Agreement regarding the “Strategic Alliance Based on Capital Relationship” (the “Basic Agreement”) which we have entered into today to broaden and strengthen the long-standing collaboration between Aflac Incorporated (the “Company”) and Japan Post Holdings Co., Ltd. (“Japan Post”) in Japan.

In connection with the Basic Agreement, the parties wish to formalize the terms of a significant capital investment in the Company by an independent investment and voting trust that will be established and funded by Japan Post. The trust and the investment will be governed by the voting trust agreement (the “Trust Agreement”) and shareholders agreement (the “Shareholders Agreement”) that are attached hereto as Exhibits A and B, respectively. Capitalized terms used hereafter without definition shall have the meanings provided for in the Trust Agreement and Shareholders Agreement, as applicable.

In furtherance of such proposed capital investment:

1.	Japan Post hereby irrevocably and unconditionally agrees:

a.	to establish and to fund a trust (the “J&A Alliance Trust”) in accordance with the Trust Agreement no later than February 28, 2019;

b.

that in connection with and upon the establishment of the J&A Alliance Trust, (i) the Trustee (in its capacity as trustee) and the Trustee Owner will be irrevocably instructed to promptly execute and deliver the Shareholders Agreement, and any failure by the Trustee or the Trustee Owner to execute and deliver the Shareholders Agreement shall be deemed a breach of Japan Post’s obligations under this letter agreement, and (ii) the Trustee will be mandated to commence the purchase of shares of the Company in accordance with the Trust Agreement and Shareholders Agreement;

c.	to execute and deliver the Shareholders Agreement promptly and no later than concurrently with the execution and delivery of such agreement by the Trustee and the Trustee Owner; and

d.

that prior to the execution and delivery of the Shareholders Agreement, neither Japan Post nor any of its controlled Affiliates (other than Japan Post Investment Funds) will purchase or otherwise acquire or obtain any common shares or other securities of the Company without the prior written consent of the Company.

2.	The Company hereby irrevocably and unconditionally agrees:

a.	to execute and deliver the Shareholders Agreement concurrently with the execution and delivery of such agreement by Japan Post; and

b.

promptly following the execution and delivery of the Basic Agreement, to file a Form 8-K with the SEC (i) attaching (x) the Basic Agreement and (y) this letter agreement and the exhibits attached hereto and (ii) disclosing any information the Company has provided to Japan Post prior to the date hereof which the Company reasonably believes constitutes material non-public information.

3.

Each of the parties agrees that (i) the Company will issue a press release in the United States and (ii) the parties will issue a joint press release in Japan, in each case, promptly following the execution and delivery of the Basic Agreement announcing the transactions contemplated by the Basic Agreement and this letter agreement in the forms mutually agreed by the parties and in accordance with Article 7 of the Basic Agreement.

4.

Each of the parties agrees that each of the Trust Agreement and the Shareholders Agreement attached hereto as Exhibits A and B, respectively, is in its definitive and final form and that no changes shall be made to such forms of the Trust Agreement or Shareholders Agreement prior to the execution and delivery thereof by the parties thereto without the prior written consent of Japan Post and the Company.

5.

Each of the parties agrees that, if required by the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”), it shall file a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice with respect to the transactions contemplated by this letter agreement and the Shareholders Agreement no later than thirty (30) Business Days after the date of this letter agreement and supply as promptly as practicable to the appropriate Governmental Authority any additional information and documentary material that may be requested pursuant to the HSR Act.

6.

The Company shall promptly notify Japan Post in writing of any facts or developments of which it becomes aware that would cause any of the representations and warranties set forth in Section 7.1(c), Section 7.1(d)(ii) or Section 7.1(e) of the Shareholders Agreement to be untrue as if such representation and warranty were not solely made as of the date hereof.

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7.

Japan Post shall promptly notify the Company in writing of any facts or developments of which it becomes aware that would cause any of the representations and warranties set forth in Section 7.2(c), Section 7.2(d)(ii) or Section 7.2(e) of the Shareholders Agreement to be untrue as if such representation and warranty were not solely made as of the date hereof.

8.

Each of the parties agrees that the provisions set forth in each of Sections 7.1(a)-(e) (Representations and Warranties of the Company), Sections 7.2(a)-(e) (Representations and Warranties of the Japan Post Parties), other than those provisions that relate to the Trustee, J&A Alliance Trust or the Trustee Owner, Section 8.2(a) (Further Assurances), Section 10.3 (Specific Performance), Section 10.8 (Governing Law; Arbitration) and Section 10.9 (Waiver of Sovereign Immunity) of the Shareholders Agreement constitute part of this letter agreement mutatis mutandis with respect to this letter agreement and the parties hereto with the same force and effect as though fully set forth herein.

9.

Upon execution and delivery of the Shareholders Agreement by the parties thereto, the Shareholders Agreement shall supersede in all respects this letter agreement, except for paragraph 5 of this letter agreement.

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If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please so confirm by signing the enclosed duplicate of this letter, whereupon it will become a binding agreement between us.

Sincerely,

JAPAN POST HOLDINGS CO., LTD.

By:	/s/ Masatsugu Nagato
	Name:	Masatsugu Nagato
	Title:	President & CEO, Director and Representative Executive Officer

Agreed and acknowledged on the date first above written.

AFLAC INCORPORATED

By:	/s/ Daniel P. Amos
	Name:	Daniel P. Amos
	Title:	Chairman, Chief Executive Officer and President

Exhibit A

Trust Agreement

See attached.

Exhibit A

FORM OF

J&A ALLIANCE TRUST

VOTING TRUST AGREEMENT

THIS VOTING TRUST AGREEMENT is made as of the [●] day of [●], [●]

BETWEEN:

JAPAN POST HOLDINGS CO., LTD., a company organized under the laws of Japan

(hereinafter referred to as both the “Settlor” and the “Beneficiary”, as applicable)

-AND-

J&A Alliance Holdings Corporation, a corporation organized under the laws of the State of Delaware

(hereinafter referred to as the “Trustee”)

RECITALS:

A.	The Settlor desires to settle a grantor trust to be known as the “J&A Alliance Trust”.

B.

Aflac Incorporated (the “Company”), a Georgia corporation, the Settlor, the Trustee, in its capacity as trustee of the Trust, and General Incorporated Association J&A Alliance (“ISH”), a Japanese general incorporated association and sole record owner of the Trustee, intend to enter into a shareholders agreement (the “Shareholders Agreement”) in the form attached to that certain letter agreement, dated as of December 19, 2018, by and between the Settlor and the Company.

C.

For the purpose of settling the trust, the Settlor will transfer to the Trustee from time to time cash to purchase Company Common Stock in accordance with the Shareholders Agreement to be held in trust in accordance with this Agreement (the “Aflac Shares”).

D.

The Trustee has agreed to hold the Aflac Shares together with all other amounts and properties subsequently received by it in trust for the benefit of the Beneficiary in accordance with the provisions hereinafter set forth.

NOW THEREFORE the Settlor and the Trustee hereby agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement and in the recitals, unless there is something in the subject matter or context inconsistent therewith:

(a)	“Aflac Shares” has the meaning set forth in the recitals above;

(b)

“Basic Agreement” means that certain Basic Agreement regarding the “Strategic Alliance Based on Capital Relationship” dated as of December 19, 2018 by and among, the Company, Aflac Life Insurance Japan Ltd., a Japanese corporation and wholly owned subsidiary of the Company, and the Settlor;

(c)	“Beneficiary” has the meaning set forth in the recitals above;

(d)	“Company” has the meaning set forth in the recitals above;

(e)	“Company Common Stock” means the outstanding and issued common stock, par value $0.10 per share, of the Company;

(f)

“Domiciliary Regulators” means (i) the Director of the Nebraska Department of Insurance, (ii) the Superintendent of the New York State Department of Financial Services, (iii) the Commissioner of the Oklahoma Insurance Department, and (iv) any other insurance regulator in a state where a United States insurance company Subsidiary of the Company is domiciled; provided, if all United States insurance company Subsidiaries of the Company domiciled in any one of the foregoing states redomesticates, merges or otherwise cease to exist as domestic insurers in such state, then the Director, Commissioner, Superintendent or other insurance regulatory authority in such state shall no longer be a Domiciliary Regulator;

(g)	“Expiration Date” means the date upon which the Initial Term or a Renewal Term, as the case may be, expires without renewal in accordance with section 2.5 hereof;

(h)	“Independence Criteria” has the meaning set forth in section 5.3 hereof;

(i)	“Initial Term” has the meaning set forth in section 2.5 hereof;

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(j)

“In-Kind Distributions” means any distribution of Company Common Stock or other equity securities or interests of the Company having voting rights in the Company or any of its United States insurance company Subsidiaries (whether directly or indirectly through one or more other entities) that is paid by the Company upon the Subject Shares;

(k)	“ISH” has the meaning set forth in the recitals above;

(l)

“Losses” means any and all liabilities, obligations, losses, damages, penalties, taxes, claims, suits, costs, expenses or disbursements (including without limitation legal fees and expenses) of any kind and nature;

(m)

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, governmental authority or any agency, instrumentality or political subdivision thereof or any other form of entity;

(n)	“Renewal Term” has the meaning set forth in section 2.5 hereof;

(o)	“Settlor” has the meaning set forth in the recitals above;

(p)	“Shareholders Agreement” has the meaning set forth in the recitals above;

(q)	“Subject Shares” means, collectively, the Aflac Shares and any other Company Common Stock held by the Trust.

(r)

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person, or a Subsidiary of such Person, is a general partner (if a limited partnership) or managing member (if a limited liability company) or (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries;

(s)	“Termination Date” means the earlier of:

(i)	the Expiration Date; and

(ii)	the Voluntary Termination Date;

(t)

“this Agreement”, “hereto”, “hereunder”, “hereof”, “herein”, “herewith” and similar expressions refer to this Voting Trust Agreement and not to any particular Article, section, subsection, paragraph, clause, subdivision or other portion hereof;

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(u)	“Trust” means the trust set out in this Agreement;

(v)	“Trustee” has the meaning set forth in the recitals above;

(w)	“Trustee Director Qualifications” has the meaning set forth in section 5.3 hereof;

(x)	“Trustee Directors” means the individuals selected as the directors of the board of directors of the Trustee and meeting the Trustee Director Qualifications set forth in section 5.3;

(y)	“Trust Fund” means:

(i)	the Subject Shares;

(ii)	all other moneys, securities, property and assets paid or transferred to and accepted by or in any manner acquired by the Trustee and held by the Trustee on the trust herein declared; and

(iii)	all moneys, securities, property or assets substituted for or representing all or any part of the foregoing; and

(z)	“Voluntary Termination Date” has the meaning set forth in section 2.5 hereof.

1.2	Interpretation Not Affected by Headings, etc.

The division of this Agreement into Articles, sections, subsections and paragraphs, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. In this Agreement, words importing the masculine gender include the feminine and neuter genders and vice versa.

1.3	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by an arbitral panel shall not affect the validity or enforceability of any other provision hereof.

1.4	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles thereof, and the laws of the United States applicable therein; provided that any doctrine of sovereign immunity is expressly waived. The courts of the United States and its political subdivisions shall have primary supervision over the administration of the Trust.

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1.5	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns including, without limitation, a liquidator, receiver, trustee or debtor-in-possession of any party.

1.6	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

ARTICLE 2

CREATION OF THE TRUST

2.1	Settlement of Trust

(a)	The Settlor hereby establishes, pursuant to the provisions of this Agreement and the laws of the state of New York, a grantor trust to be known as the “J&A Alliance Trust.”

(b)

The Trustee hereby accepts appointment as the Trustee under this Agreement and acknowledges that it is holding, and shall continue to hold, for the exclusive benefit of the Beneficiary, the Trust Fund upon the trust and subject to the powers and provisions contained in this Agreement until the Termination Date.

2.2	Irrevocable Trust

The Trust is intended and is hereby declared to be irrevocable until it is terminated by the Beneficiary in accordance with section 2.5 hereof.

2.3	Principal Office

The principal office of the Trust shall be located at such place or places as the Trustee may designate from time to time. The principal office of the Trust is initially located at [●].

2.4	Purpose of the Trust

(a)

The purpose of the Trust is to conserve and protect the assets in the Trust Fund for the exclusive use and benefit of the Beneficiary. So long as this Agreement remains in effect, the Trust (or the Trustee acting on behalf of the Trust) shall not undertake any business, activity or transaction except as expressly provided herein or contemplated hereby.

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(b)

Notwithstanding any other provision of this Agreement, the Trustee shall use the assets of the Trust deposited with the Trustee by the Settlor or for the benefit of the Beneficiary to purchase Company Common Stock as instructed by the Settlor from time to time in accordance with the Shareholders Agreement, and subject to any required regulatory approvals and applicable law. The Trustee shall hold and shall not convert, sell, transfer, mortgage, pledge or in any manner dispose of the Subject Shares prior to the Termination Date, except as instructed, directly or indirectly, by the Settlor from time to time in accordance with the Shareholders Agreement, and subject to any required regulatory approvals and applicable law.

(c)

Notwithstanding the foregoing, each of the Settlor and the Trustee hereby agrees that it will not purchase, promise or threaten to purchase, dispose of, or promise or threaten to dispose of Subject Shares or Company Common Stock in any manner as a condition or inducement of specific action or non-action by the Company or any of its United States insurance company Subsidiaries.

2.5	Term and Termination of Trust

(a)

This Agreement shall be effective as of the date hereof and shall expire on the ten (10) year anniversary of the date hereof (the “Initial Term”), unless earlier terminated pursuant to section 2.5(b) or renewed pursuant to this section 2.5(a). This agreement may be renewed for successive ten (10) year terms (each a “Renewal Term”), unless earlier terminated pursuant to section 2.5(b), upon written notice by the Beneficiary to the Trustee not earlier than 90 days prior to the end of the Initial Term or a Renewal Term, as applicable.

(b)

The Beneficiary may, at any time, deliver a written instrument signed by the Beneficiary expressing its intent to terminate this Agreement as of a particular date (the “Voluntary Termination Date”); provided that as of such date, no Aflac Shares or any other Company Common Stock shall be held by the Trust.

(c)	This Agreement and Trust shall terminate on the Termination Date.

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2.6	Standard of Care

The Trustee will exercise its powers and duties hereunder honestly, in good faith and in the best interest of the Beneficiary and in connection therewith will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in dealing with its own assets and affairs.

2.7	Legal Title

Legal title to the assets in the Trust Fund shall be vested in the Trustee in its capacity as trustee of the Trust.

2.8	Tax Treatment

For U.S. federal income tax purposes, the Trust shall constitute a disregarded entity or a grantor trust.

2.9	No Trust Certificates

No trust certificates shall be issued for any reason.

ARTICLE 3

DISTRIBUTIONS OF INCOME AND CAPITAL

3.1	Distributions Prior to the Termination Date

Prior to the Termination Date:

(a)

The Trustee shall irrevocably instruct the Company to pay all dividends and distributions, other than In-Kind Distributions, upon the Subject Shares directly to the Beneficiary. Upon such instructions being given by the Trustee to the Company, all liability of the Trustee with respect to such dividends and distributions shall cease, except that the Trustee shall be obligated to pay to the Beneficiary any dividend or distribution paid by the Company to the Trustee in contravention of the instructions given by the Trustee. All such dividends and distributions shall be promptly paid to the Beneficiary and in no event shall the Trustee accumulate or reinvest any such dividends or distributions;

(b)	The Trustee shall irrevocably instruct the Company to pay all In-Kind Distributions directly to the Trust for the sole benefit of the Beneficiary in accordance with this Agreement;

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(c)

The Trustee shall promptly pay to the Beneficiary all proceeds from the sale, exchange or other disposition of the Subject Shares or other property held by the Trustee or the Trust, and the Trustee shall irrevocably instruct the Company to pay such proceeds directly to the Beneficiary to the extent payable by Company; and

(d)	The Trustee shall pay the whole of the annual net income from the Trust Fund (to the extent not otherwise paid to the Beneficiary pursuant to sections 3.1(a) and 3.1(c) hereof) to the Beneficiary.

(e)

For the avoidance of doubt, the Trustee shall from time to time pay to the Beneficiary any cash that is contributed to the Trust Fund to purchase Aflac Shares to the extent that such funds exceed the amount necessary to purchase such Aflac Shares and all related expenses.

3.2	Distribution on the Termination Date

On the Termination Date, the Trustee shall pay or transfer the Trust Fund to the Beneficiary.

ARTICLE 4

POWERS AND DUTIES OF THE TRUSTEE

4.1	Actions Upon Instructions

The business and affairs of the Trust shall be managed by, and under the direction of, the Trustee.

4.2	Rights and Powers of Trustee with respect to the Subject Shares

(a)	The Trustee shall execute and deliver the Shareholders Agreement prior to acquiring any Subject Shares and no later than February 28, 2019.

(b)	The Trustee shall purchase Company Common Stock and hold as registered owner all Subject Shares pursuant to the provisions of section 2.4(b) of this Agreement.

(c)

The Trustee shall possess and be entitled to exercise, subject to the provisions hereof, the Shareholders Agreement, the Company’s articles of incorporation and by-laws (as each may be amended from time to time) and applicable law, all the rights and powers of registered owners of the Subject Shares as long as they are subject to this Agreement, including, but without limitation, the right and power (i) to vote and exercise all other rights with respect to the Subject Shares on every matter for which the

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Subject Shares may be voted, or to give written consent in lieu of voting thereon, (ii) to waive notice of any regular or special meeting of stockholders of the Company, (iii) to call meetings of stockholders of the Company and (iv) to exercise all other voting rights and powers pertaining to ownership of the Subject Shares; it being expressly stipulated that, subject to section 4.4, no voting right shall pass to others under this Agreement or by or under any other agreement express or implied.

(d)

The Trustee is authorized to sell Subject Shares as instructed, directly or indirectly, by the Settlor in accordance with the provisions of sections 2.4(b) and 2.4(c) of this Agreement, and subject to any required prior regulatory approval and applicable law.

(e)	The Trustee is authorized to become a party to or prosecute or defend or intervene in any suits or legal proceedings in its capacity as stockholder of the Company.

4.3	Additions to Trust Fund

The Settlor, or any other person with the approval of the Trustee, may from time to time add to the Trust Fund assets or property acceptable to the Trustee; provided that assets deposited in the Trust Fund shall be limited to (i) the Subject Shares, (ii) cash transferred from time to time to purchase Company Common Stock and interest payments received thereon, (iii) In-Kind Distributions, and (iv) proceeds from the sale, exchange or other disposition of the Subject Shares and interest payments received thereon. Trust Fund assets shall be used by the Trustee in accordance with this Agreement.

4.4	Shareholders Agreement

The Trustee shall enter into the Shareholders Agreement and shall act in accordance with the terms of the Shareholders Agreement including, without limitation, with respect to voting the Subject Shares.

4.5	No Interest in Trust

For the avoidance of doubt, in no event shall the Trustee hold any beneficial or economic interest in the corpus or income of the Trust, including in the Trust Fund.

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4.6	No Government Influence

The Trustee shall exercise all such powers, and take all such steps and actions, as the Trustee considers reasonably necessary or advisable to ensure that neither the Settlor, except as expressly provided herein, nor the Government of Japan, directly or indirectly, exercises any control under U.S. insurance laws over the manner in which the Trustee discharges its powers and duties under this Agreement.

4.7	Books and Records

The Trustee shall maintain records and books of account relating to the assets in the Trust Fund maintained on a basis to facilitate compliance with the tax reporting requirements of the Trust and shall, at all reasonable times, permit the Beneficiary to have access, during normal business hours and upon reasonable notice, to inspect and/or copy (at the Beneficiary’s own expense), the financial records relating to the Trust.

4.8	Information Requests; Other

Upon written request of the Beneficiary, the Trustee shall provide the Beneficiary with information within the control of the Trustee and reasonably requested by the Beneficiary to allow the Beneficiary to comply with any tax return filing, regulatory filing, reporting or record keeping requirements of applicable law or for the Beneficiary’s equity accounting method purposes, or required under the Shareholders Agreement. The Trustee shall also file (or cause to be filed) any other applications, filings, statements, returns or disclosures relating to the Trust that are required by any governmental authority or required under the Shareholders Agreement.

4.9	Ancillary Powers

The Trustee shall possess and be entitled to exercise such ancillary and incidental powers as may be necessary or desirable to carry out and give effect to any of the foregoing powers, or any other provisions of this Agreement.

4.10	Powers and Discretions Absolute

Every discretion or power hereby conferred on the Trustee shall be an absolute and uncontrolled discretion or power, except as provided in this Agreement.

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ARTICLE 5

CONCERNING THE TRUSTEE AND TRUSTEE DIRECTORS

5.1	Number of Trustees

From the date hereof and at any given time thereafter, the number of Trustees shall be one (1).

5.2	Initial Trustee Directors

As of the date hereof and until such individual’s resignation, incapacity, disqualification or removal for cause pursuant to section 5.5 hereof, [●], [●] and [●] shall be the Trustee Directors of the Trustee.

5.3	Number of Trustee Directors

From the date hereof and at any given time thereafter, the number of Trustee Directors shall be three (3), subject to the requirements that (i) two (2) such Trustee Directors be individuals who qualify as independent from each of the Settlor, the Beneficiary and the Company under the criteria set forth in section 303A.02(b) of the New York Stock Exchange Listed Company Manual as in effect on the date hereof (the “Independence Criteria”) and (ii) one (1) such Trustee Director be an individual nominated by the Beneficiary who either (a) qualifies as independent from each of the Settlor, the Beneficiary and the Company under the Independence Criteria or (b) has given an undertaking, substantially in the form attached hereto as Exhibit A, to act independently (the requirements in (i) and (ii), collectively, the “Trustee Director Qualifications”).

5.4	Replacement of a Trustee Director

In the event of resignation, incapacity, disqualification or removal for cause pursuant to section 5.5 hereof, the Settlor shall promptly nominate after the vacancy arising, a substitute Trustee Director for election in accordance with the bylaws of the Trustee; provided that the successor Trustee Director must (i) meet the Trustee Director Qualifications set forth in section 5.3 and (ii) be approved by the Domiciliary Regulators as provided in section 5.7.

5.5	Removal of a Trustee Director

If at any time a Trustee Director (i) commits a material breach of this Agreement or the Shareholders Agreement, (ii) is disqualified due to conduct involving fraud or dishonesty or charges of the same by a government agency, (iii) is disqualified due to disqualification as a director, officer or controlling person of a U.S. or Japanese public company or a U.S. or Japanese domestic insurer or (iv) suffers incapacity, the Trustee Director shall be automatically and immediately removed as a Trustee Director in accordance with the bylaws of the Trustee without any further steps or formalities.

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5.6	Director Trustee Ceasing to Meet the Trustee Director Qualifications

If a Trustee Director ceases for any reason to meet the Trustee Director Qualifications set forth in section 5.3, such Trustee Director shall be disqualified from serving as a Trustee Director and shall be deemed to have resigned (without further action) as a Trustee Director effective immediately upon so ceasing to meet the Trustee Director Qualifications.

5.7	Approval of the Domiciliary Regulators

All appointments of Trustee Directors under Article 5 shall be subject to the prior approval of the Domiciliary Regulators to the extent required by applicable law or by the Domiciliary Regulators.

5.8	Compensation of Trustee

The Trustee shall serve without compensation. The Trustee will be entitled to reimbursement, to be paid by the Settlor, for:

(a)

Reasonable out-of-pocket expenses incurred by the Trustee to register and hold the Subject Shares and make distributions or remit proceeds in accordance with this Agreement, including, without limitation, (i) fees paid to Trustee Directors for their time and expertise, (ii) fees paid for outsourcing tax, accounting, legal and other administrative services regarding the Trustee’s corporate affairs, (iii) payments of corporate tax and any other tax applicable to the Trustee and (iv) any other maintenance costs of the Trustee; and

(b)	Reasonable costs for securing professional advice as the Trustee reasonably determines to be necessary for the proper performance of its Trustee duties.

5.9	Action by Trustee

The Trustee may act by a written consent signed by a majority of the Trustee Directors or by the affirmative vote of a majority of the Trustee Directors at a meeting called by any Trustee Director where there is a quorum upon two (2) days’ notice to the other Trustee Directors, unless such notice is waived by each Trustee Director not receiving such notice. For the avoidance of doubt, with respect to any removal under section 5.5, the Trustee Director who is being removed shall not be included in the calculation of a majority of the Trustee Directors. Two (2) Trustee Directors shall constitute a quorum for the transaction of business at a meeting thereof. The Trustee Directors shall have the power to designate one Trustee Director to execute certificates and other documents on behalf of all of them in furtherance of their collective decisions. The Trustee Directors may, from time to time, adopt and/or amend their own rules of procedure, provided that such amended rules of procedure shall not be inconsistent with this Agreement, and shall record and keep records of all their proceedings at their office.

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5.10	Designation with Domiciliary Regulators

The Trustee shall take such steps as are necessary to have itself designated as a controlling person of the Company’s United States insurance company Subsidiaries in the Form A or change of control applications to be filed with the Domiciliary Regulators and any similar filings with other Domiciliary Regulators for any United States insurance company Subsidiary formed or acquired by the Company after the date of this Agreement, and consistent with the terms of this Trust shall comport itself and the actions of the Trust consistent with the requirements of applicable law with respect thereto.

5.11	Notice to Domiciliary Regulators

The Trustee shall provide the Domiciliary Regulators with written notice promptly after, or if required by applicable law or by the Domiciliary Regulators, prior to the occurrence of (i) the appointment of a replacement Trustee Director pursuant to section 5.4 hereof, (ii) the termination of this Trust and (iii) any amendment to this Agreement pursuant to section 7.1 hereof.

5.12	Liability of Trustee and Directors

The Trustee and Trustee Directors shall retain no liability for actions under this Agreement other than for willful misconduct or gross negligence and, in the case of the Trustee Directors, individual willful misconduct or gross negligence. No bond or other security is required. The provisions of this section 5.12 shall survive termination of the Trust and this Agreement.

5.13	Indemnification

The Settlor hereby assumes liability for and agrees to indemnify, reimburse and hold harmless the Trustee and each Trustee Director from and against any and all Losses, liabilities or expenses that may be imposed on, incurred by or asserted against the Trustee or such Trustee Director, as the case may be, arising out of, in connection with or related to such Trustee’s or Trustee Director’s performance under this Agreement, except (i) with respect to the Trustee, in the case of gross negligence or willful misconduct on the part of the Trustee and (ii) with respect to a Trustee Director, in the case of individual gross negligence or willful misconduct on the part of such Trustee Director. The provisions of this section 5.13 shall survive termination of the Trust and this Agreement.

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ARTICLE 6

DISSOLUTION OR REORGANIZATION OF COMPANY

6.1	Dissolution of the Company

In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustee shall instruct the Company to make any distribution of moneys, securities, rights or property in respect of the Subject Shares directly to the Beneficiary and the Trustee shall distribute to the Beneficiary any distribution received by the Trustee in contravention of such instructions. In no event shall the Trustee accumulate or reinvest any such moneys, securities, rights or property.

6.2	Reorganization of the Company

In the event the Company is merged into or consolidated with another corporation, or all or substantially all of the assets of the Company are transferred to another corporation, then in connection with such merger, consolidation or transfer the term “Company” for all purposes of this Agreement shall be deemed to include such successor corporation, and the Trustee shall receive and hold under this Agreement any stock of such successor corporation having voting powers received on account of the ownership, as Trustee hereunder, of the shares held hereunder prior to such merger, consolidation or transfer. Any other moneys, securities, rights or property received by the Trustee in connection with such merger, consolidation or transfer to which the Beneficiary is entitled shall be distributed promptly by the Trustee to the Beneficiary and in no event shall the Trustee accumulate or reinvest any such moneys, securities, rights or property.

ARTICLE 7

MISCELLANEOUS

7.1	Amendment and Waiver

The Settlor and the Trustee may, with the prior written consent of the Domiciliary Regulators, from time to time prior to the Termination Date by written instrument add to, remove, waive or otherwise vary all or any of the trusts, powers and provisions of this Agreement, other than the definitions of “Beneficiary”, “Domiciliary Regulators” and “Termination Date” in section 1.1 and sections 2.2, 2.6, 3.1, 3.2, 4.4, 4.6 and this section 7.1, in relation to all or any part of the Trust Fund in such manner as the Settlor and the Trustee consider is for the benefit of the Beneficiary.

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7.2	Notices

(a)	Any notice hereunder shall be sent to all the parties by registered or certified mail, return receipt requested, as follows:

The Settlor and the Beneficiary:

Japan Post Holdings Co., Ltd.

2-3-1, Otemachi, Chiyoda-ku

Tokyo 100-8791, Japan

Attn:       Hiroaki Kawamoto

               Managing Executive Officer

Email:     [●]

Fax:        [●]

With a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attn:       Nicholas F. Potter

               E. Drew Dutton

Email:     nfpotter@debevoise.com

               eddutton@debevoise.com

Fax:        (212) 909-6836

Nishimura & Asahi

Otemon Tower, 1-1-2 Otemachi, Chiyoda-ku

Tokyo 100-8124, Japan

Attn:       Tatsuya Tanigawa

               Tatsuya Nakayama

Email:     t_tanigawa@jurists.co.jp

               t2_nakayama@jurists.co.jp

Fax:         +81-3-6250-7200

The Trustee:

J&A Alliance Holdings Corporation

[●]

Attn:     [●]

Fax:      [●]

15

With a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attn:      Nicholas F. Potter

               E. Drew Dutton

Email:    nfpotter@debevoise.com

               eddutton@debevoise.com

Fax:       (212) 909-6836

Nishimura & Asahi

Otemon Tower, 1-1-2 Otemachi, Chiyoda-ku

Tokyo 100-8124, Japan

Attn:      Tatsuya Tanigawa

               Tatsuya Nakayama

Email:    t_tanigawa@jurists.co.jp

               t2_nakayama@jurists.co.jp

Fax:       +81-3-6250-7200

(b)

All distributions of cash, securities or other property hereunder by the Trustee to the Beneficiary may be made in the same manner as hereinabove provided for the giving of notices to the Beneficiary or in such other manner as may be described in writing from time to time by notice from the Beneficiary to the Trustee.

(c)

All notices concerning amendments, extensions or the termination of this Agreement or concerning the resignation, disqualification, incapacity or removal of any of the Trustee Directors shall also be delivered to the Domiciliary Regulators.

16

IN WITNESS WHEREOF Japan Post Holdings Co., Ltd., in its capacity as Settlor and in its capacity as Beneficiary, and the Trustee, have executed this Agreement as of the date first above written.

JAPAN POST HOLDINGS CO., LTD., as Settlor and Beneficiary

By:	Masatsugu Nagato
Title:	President & CEO, Director and Representative Executive Officer

J&A ALLIANCE HOLDINGS CORPORATION

By:
Title:

17

EXHIBIT A

Form of Director Undertaking

See attached.

[FORM OF DIRECTOR UNDERTAKING]

The Honorable Maria T. Vullo

Superintendent of Financial Services

New York State Department of Financial Services

One State Street

New York, NY 10004-1511

Special Commitment to the New York State Department of Financial Services

Dear Superintendent Vullo:

I, [NAME], in my capacity as a director of the board of directors of J&A Alliance Holdings Corporation, a Delaware corporation (the “Trustee”), agree that I will take all such steps and actions as I consider necessary or advisable to ensure that neither Japan Post Holdings Co., Ltd. nor the Government of Japan, directly or indirectly, exercises any control or controlling influence over the manner in which I discharge my powers and duties as a director of the board of directors of the Trustee.

Very truly yours,

Name:
Title:	Director

Date:

Exhibit B

Shareholders Agreement

See attached.

Exhibit B

FORM OF

SHAREHOLDERS AGREEMENT

by and among

AFLAC INCORPORATED,

JAPAN POST HOLDINGS CO., LTD.,

J&A ALLIANCE HOLDINGS CORPORATION, in its capacity as trustee of J&A ALLIANCE TRUST

and

GENERAL INCORPORATED ASSOCIATION J&A ALLIANCE

Dated as of [●]

i

Schedules

Schedule A	Authorized Individuals

Exhibits

Exhibit A	Trust Agreement

Exhibit B	Basic Agreement

ii

SHAREHOLDERS AGREEMENT

This Shareholders Agreement, dated as of [●] (this “Agreement”), by and among Aflac Incorporated, a Georgia corporation (the “Company”), Japan Post Holdings Co., Ltd., a Japanese corporation (“Japan Post”), J&A Alliance Holdings Corporation, a Delaware corporation, solely in its capacity as trustee (the “Trustee”) of J&A Alliance Trust, a New York voting trust (“J&A Alliance Trust”) and General Incorporated Association J&A Alliance, a Japanese general incorporated association and the sole shareholder of the Trustee (the “Trustee Owner”, and together with Japan Post and the Trustee, the “Japan Post Parties”). The Company, Japan Post, the Trustee and the Trustee Owner each may be referred to in this Agreement individually as a “Party” and collectively as the “Parties”.

WHEREAS, immediately prior to the execution of this Agreement, Japan Post and the Trustee have entered into that certain Trust Agreement, in the form set forth as Exhibit A attached hereto, whereby J&A Alliance Trust was established;

WHEREAS, prior to the execution of this Agreement, the Company, Aflac Life Insurance Japan Ltd., a Japanese corporation and an indirect wholly owned subsidiary of the Company (“Aflac Japan”), and Japan Post entered into that certain Basic Agreement regarding the “Strategic Alliance Based on Capital Relationship” (the “Basic Agreement”), in the form set forth as Exhibit B attached hereto (with the English translation thereof);

WHEREAS, in furtherance of the strategic alliance contemplated by the Basic Agreement, and subject to the terms and conditions of this Agreement, J&A Alliance Trust desires to acquire ownership of approximately 7% of the outstanding common stock, par value $0.10 per share, of the Company (the “Company Common Stock”) through open market or private block purchases by the Trustee or J&A Alliance Trust; and

WHEREAS, in consideration of the benefits to be obtained by the Company by virtue of the arrangements described above, and in light of the undertakings made by the Japan Post Parties herein, the Company is willing to cooperate as contemplated by Section 8.1 with J&A Alliance Trust’s acquisition of record ownership of shares of Company Common Stock in accordance with and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises of this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. For purposes of this Agreement:

“Activist Hedge Fund” means any Person set forth on a list provided by the Company to Japan Post prior to the date hereof, which may be periodically updated by the Company on a reasonable and good faith basis from time to time using substantially the same criteria.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have correlative meanings.

“Beneficial Ownership” shall be defined consistent with such term’s meaning under Rule 13d-3 or 13d-5 under the Exchange Act and shall include securities that are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates is a Benefiting Party; provided, however, that the number of shares of Company Common Stock that a Person is deemed to be the beneficial owner of, or to beneficially own, in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates) under a Derivatives Contract shall be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates) is a Benefiting Party, with this provision being applied to successive Counterparties as appropriate. Other terms of similar import shall have comparable meanings.

“Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York, New York and Tokyo, Japan.

“Company Board” means the board of directors of the Company.

“Company Securities” means (i) any shares of capital stock or other equity interests of the Company or of any of its Subsidiaries; (ii) any other securities of the Company or of any of its Subsidiaries granting voting rights; (iii) any warrants, options, convertible or exchangeable securities, subscriptions, calls or other rights (including any preemptive or similar rights, but excluding any such rights granted pursuant to this Agreement) to subscribe for or purchase or acquire any of the securities described in the foregoing clauses (i) and (ii); or (iv) any security, instrument or agreement granting economic rights based upon the value of, or the value of which is determined by reference to any of the securities described in the foregoing clauses (i) through (iii), regardless of whether such security, instrument or agreement is or may be settled in securities, cash or other assets.

“Derivatives Contract” means a contract between two parties (the “Benefiting Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Benefiting Party that correspond substantially to the ownership by the Benefiting Party of a number of shares of Company Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares of Company Common Stock or other property, without regard to any short position under the same or any other Derivative Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate Governmental Authority shall not be deemed to be Derivatives Contracts.

“Domiciliary Regulators” means (i) the Director of the Nebraska Department of Insurance, (ii) the Superintendent of the New York State Department of Financial Services, and (iii) the Commissioner of the Oklahoma Insurance Department; provided, if all United States insurance company Subsidiaries of the Company domiciled in any one of the foregoing states redomesticate, merge or otherwise cease to exist as domestic insurers in such state, then the Commissioner, Superintendent or other insurance regulatory authority in such state shall no longer be a Domiciliary Regulator.

“Emergency Arbitrator” means an emergency arbitrator appointed by the SIAC in accordance with the SIAC Rules, as specified in Section 10.8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Transferee” means (i) any Person who is a competitor of the Company or any of its Subsidiaries with respect to the sale of cancer insurance or supplemental health care insurance, as set forth on a list provided by the Company to Japan Post prior to the date hereof, which may be periodically updated by the Company on a reasonable and good faith basis from time to time using substantially the same criteria, or any of such Person’s Affiliates or (ii) any Activist Hedge Fund.

“Governmental Authority” means any supranational, national, federal, state, provincial or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established by any of the foregoing to perform any of such functions (including any national securities exchange or the equivalent) with relevant jurisdiction.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

“Japan-US Tax Treaty” means the Convention Between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income as in effect on the date hereof and any successor convention.

“Japan Post Investment Funds” means any investment funds, trusts (not including J&A Alliance Trust), pension or other similar investment vehicles or accounts affiliated with, but not controlled by, Japan Post, or for the benefit or account of Affiliates of Japan Post but not controlled by Japan Post, solely to the extent that such investments are made in the ordinary course and Japan Post does not have investment discretion to determine which securities or assets to purchase or sell on behalf of such vehicle or account or voting discretion with respect to voting securities held by such vehicles or accounts.

“Law” means any federal, state, provincial, local, domestic or foreign law, common law, ordinance, code, statute, rule or regulation of any Governmental Authority.

“Order” means any order, decision, judgment, writ, injunction, decree, award or other determination of any Governmental Authority.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, Governmental Authority or any agency, instrumentality or political subdivision thereof or any other form of entity.

“PII” means any information possessed by the Company, any of its Subsidiaries or any of its Affiliates with respect to any customer, policyholder, employee or independent contractor of the Company’s U.S. business, which specifically identifies such individual Person, including any contact information (e.g., address, electronic mail address, phone number(s)), Social Security Number, and financial account information of such Person; provided, however, that such Person’s name alone, without being presented, associated, or stored with any other identifying data element, shall not be deemed PII.

“Pre-Issuance Ownership Percentage“ means J&A Alliance Trust’s Beneficial Ownership, expressed as a percentage, of the outstanding shares of Company Common Stock as of immediately prior to the applicable issuance of New Securities.

“Required Regulatory Approvals” means (i) the expiration of any applicable waiting period under the HSR Act, (ii) the approval of the applicable Domiciliary Regulator of each respective Form A Filing, (iii) the approval of or confirmation or nondisapproval by the Japan Fair Trade Commission, (iv) notice to the Japanese Financial Services Agency and (v) confirmation or nondisapproval by the Japanese Kanto Local Finance Bureau in connection with the transactions contemplated by this Agreement.

“Restricted Period” means the period beginning on the date on which J&A Alliance Trust first acquires any shares of Company Common Stock and ending on the earlier of (i) the date that is the fourth anniversary of the date on which J&A Alliance Trust first acquires 7% of the outstanding shares of Company Common Stock, (ii) the date that is the fifth anniversary of the date on which J&A Alliance Trust first acquires 5% of the outstanding shares of Company Common Stock and (iii) the date that is the tenth anniversary of the date on which J&A Alliance Trust first acquires any shares of Company Common Stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Standstill Period” means the period commencing on the date J&A Alliance Trust first acquires any shares of Company Common Stock and ending on the date that the Standstill Restrictions terminate pursuant to Section 3.2.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person, or a Subsidiary of such Person, is a general partner (if a limited partnership) or managing member (if an LLC) or; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.

Section 1.2    Additional Defined Terms. The following terms have the meanings set forth in the Sections set forth below:

Term	Section
$1.3(a)
10-for-1 Voting	6.3(b)
Acceptance Notice	2.5(b)
Affiliate	1.1
Aflac Japan	Recitals
Agreement	Preamble
Approved Tender Offer	4.1(a)
Arbitral Tribunal	10.8(b)
Basic Agreement	Recitals
Beneficial Ownership	1.1
Benefiting Party	1.1
Board Change of Control	3.2(e)
Business Combination	4.1(a)
Business Day	1.1
Change of Control	3.2(e)
Company	Preamble
Company Board	1.1
Company Common Stock	Recitals
Company SEC Documents	7.1(f)
Company Securities	1.1
Counterparty	1.1
Daily Volume Limitation	2.1(b)
Decision on Interim Relief	10.8(b)
Domiciliary Regulatory	1.1
Exchange Act	1.1
Excluded Transferee	1.1
Form A Filings	8.1(b)
Fundamental Transaction	3.2(b)
Governmental Authority	1.1
HSR Act	1.1
Interim Relief	10.8(b)
J&A Alliance Trust	Preamble
Japan-US Tax Treaty	1.1
Japan Post	Preamble
Japan Post Investment Funds	1.1
Japan Post Parties	Preamble

Law	1.3(a), 1.1
Laws	1.3(a)
New Securities	2.5(a)
NYSE Rule	2.5(a)
Optional Sale Exercise Notice	4.4(b)(i)
Optional Sale Right	4.4(a)
Optional Sale Shares	4.4(a)
Order	1.1
Outside Date	8.1(a)
Ownership Cap	2.2(a)
Parties	Preamble
Party	Preamble
Permitted Non-Public Transfer	4.1(b)(i)
Permitted Public Transfer	4.1(b)(ii)
Person	1.1
PII	1.1
Preemptive Rights Notice	2.5(b)
Preemptive Rights Shares	2.5(a)
Preferential Rate	8.1(g)
Pre-Issuance Ownership Percentage	1.1
Pre-Notice	2.5(b)
Receiving Party	8.6
Registration Statement	5.1
Representatives	8.6
Required Regulatory Approvals	1.1
Restricted Period	1.1
Rules	10.8(b)
SEC	2.2(b)
Securities Act	1.1
SIAC	10.8(b)
Standstill Restrictions	3.1(l)
Subsequent Offering	4.1(a)
Subsidiary	1.1
Transfer	4.1(a)
Trustee	Preamble
Trustee Owner	Preamble
U.S.	1.3(a)
Voting Rights Cap	2.2(a)

Section 1.3    Interpretation and Construction.

(a)    In this Agreement, except to the extent otherwise provided or that the context otherwise requires: (i) when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement; (ii) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”; (iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) the words “exceed”, “exceeding” and “excess” and words of similar import, when used in this Agreement with respect to a number of shares of Company Common Stock, shall mean such number plus one additional share of Company Common Stock; (vi) terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto; (vii) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (viii) references to a Person are also to its successors and permitted assigns; (ix) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and (x) “$” refers to United States (“U.S.”) dollars. References to “Law”, “Laws” or to a particular statute or Law shall be deemed also to include such Laws or statutes as such Laws or statutes are from time to time amended, modified or supplemented, including by succession of comparable successor Laws.

(b)    Unless otherwise expressly stated herein, any reference to the Trustee in this Agreement shall be deemed to refer to the Trustee acting in its capacity as trustee of J&A Alliance Trust and on behalf of J&A Alliance Trust.

(c)    The Parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. If an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

ARTICLE II

PURCHASE OF COMPANY COMMON STOCK

Section 2.1    Purchase of Company Common Stock.

(a)    Subject to the receipt of all of the Required Regulatory Approvals, the Trustee shall use commercially reasonable efforts to acquire on behalf of J&A Alliance Trust, through open market or private block purchases in the U.S., within a period of twelve (12) months following the date on which J&A Alliance Trust first acquires any shares of Company Common Stock, Beneficial Ownership of shares of Company Common Stock representing, in the aggregate, approximately 7% of the outstanding shares of Company Common Stock; provided, that, for the avoidance of doubt, the Trustee and/or J&A Alliance Trust may, prior to obtaining all of the Required Regulatory Approvals, begin to purchase shares of Company Common Stock in an amount up to, but not exceeding, the amount of such shares J&A Alliance Trust may Beneficially Own under applicable Law prior to receipt of the relevant Required Regulatory Approvals.

(b)    Notwithstanding the foregoing, the Trustee shall not, on any single day, purchase or otherwise acquire through open market purchases Beneficial Ownership of a number of shares of Company Common Stock that, in the aggregate, exceeds 15% of the average daily trading volume of shares of Company Common Stock on the New York Stock Exchange during a period of thirty (30) trading days immediately preceding the date of such acquisition of shares of Company Common Stock (the “Daily Volume Limitation”).

Section 2.2    Ownership of Company Common Stock.

(a)    Subject to Section 4.3, J&A Alliance Trust shall not Beneficially Own shares of Company Common Stock in excess of (i) 10% of the outstanding shares of Company Common Stock during the Restricted Period and (ii) after the expiration of the Restricted Period, the greater of (A) 10% of the outstanding shares of Company Common Stock and (B) shares of Company Common Stock representing 22.5% of the aggregate voting rights of the outstanding shares of Company Common Stock as of the record date of the most recent annual or special meeting of the shareholders of the Company (the “Voting Rights Cap” and, in each case of Clauses (i) and (ii), the “Ownership Cap”); provided, however, that, if, following the expiration of the Restricted Period, J&A Alliance Trust Transfers a number of shares of Company Common Stock resulting in its Beneficial Ownership of shares of Company Common Stock being less than 6% of the outstanding shares of Company Common Stock, then the Ownership Cap shall thereafter be 10% of the outstanding shares of Company Common Stock; provided, further, that, for the avoidance of doubt, the foregoing proviso shall not apply in the event that J&A Alliance Trust’s Beneficial Ownership of shares of Company Common Stock falls below 6% of the outstanding shares of Company Common Stock as a result of dilutive issuances of shares of Company Common Stock by the Company.

(b)    For purposes of this Agreement, unless otherwise expressly stated herein, all determinations of the amount of outstanding shares of Company Common Stock shall be based on information set forth in the most recent quarterly or annual report, or the most recent applicable current report subsequent thereto, filed by the Company with, or furnished by the Company to, the U.S. Securities and Exchange Commission (the “SEC”), unless the Company shall have updated such information by delivery of written notice to Japan Post, the Trustee or J&A Alliance Trust.

(c)    For purposes of this Agreement, unless otherwise expressly stated herein, all determinations of the amount or percentage of J&A Alliance Trust’s voting rights with respect to the Company Common Stock shall be based on the information provided pursuant to Section 6.3(b)(ii) in the Company’s most recent Form 8-K.

(d)    The shares of Company Common Stock acquired by or on behalf of J&A Alliance Trust shall be recorded as directly registered shares held by the Trustee in its capacity as trustee of J&A Alliance Trust on the share register of the Company. Neither Japan Post nor any of its controlled Affiliates, other than Japan Post Investment Funds, shall at any time Beneficially Own any shares of Company Common Stock other than as the settlor or beneficiary of J&A Alliance Trust in accordance with the terms of the Trust Agreement; provided that, for the avoidance of doubt, for purposes of this Section 2.2(d), none of J&A Alliance Trust, the Trustee and the Trustee Owner shall be deemed controlled “Affiliates” of Japan Post.

(e)    The Japan Post Parties shall cause any shares of Company Common Stock acquired by or on behalf of J&A Alliance Trust through a broker to be transferred into the Trustee’s name, in its capacity as trustee of the J&A Alliance Trust, and recorded as directly registered shares held by the Trustee in its capacity as trustee of the J&A Alliance Trust on the books of the Company within ten (10) Business Days of such acquisition and the Trustee shall maintain such direct registration until any such shares are Transferred in accordance with this Agreement. The Company shall take all action necessary to cause the Company’s transfer agent to accept such Company Common Stock and register them in the name of the Trustee, in its capacity as trustee of the J&A Alliance Trust and to facilitate any Transfer through facilities of The Depository Trust Company.

Section 2.3    Securities Laws. Each of the Japan Post Parties shall, in the course of the Trustee’s or J&A Alliance Trust’s acquisition of any shares of Company Common Stock, comply with all applicable Laws, including pursuant to Section 13(d) of the Exchange Act and the Financial Instruments and Exchange Act of Japan; provided, that the Japan Post Parties shall use their reasonable best efforts to provide drafts to the Company, in the case of United States filings and submissions, and to Aflac Japan, in the case of Japanese filings and submissions, of any filing to be made with, or written materials to be submitted to, any Governmental Authority in compliance with such applicable Laws in connection with the Trustee’s or J&A Alliance Trust’s acquisition of any shares of Company Common Stock, and the Japan Post Parties shall consider in good faith any comments or views of the Company thereon; provided, however, that such obligation shall not extend to communications with or inquiries by any Japanese Governmental Authority that are either (i) primarily related to other matters, or (ii) reasonably expected in the course of ordinary regulatory interaction or required by such Japanese Governmental Authority to remain confidential.

Section 2.4    Acquisition Notice. As promptly as reasonably practicable following the end of each calendar month during which J&A Alliance Trust acquires Beneficial Ownership of any shares of Company Common Stock, Japan Post shall notify the Company in writing of the number of shares of Company Common Stock so acquired during such month.

Section 2.5    Preemptive Rights.

(a)    If the Company proposes to issue any shares of Company Common Stock (including issuances of shares of Company Common Stock pursuant to exchangeable or convertible securities of the Company or other securities exercisable for shares of Company Common Stock (upon exercise or in accordance with the terms thereof)) or any other Company Securities carrying voting rights that are entitled to vote together with Company Common Stock (collectively, “New Securities”), the Trustee shall have the right to purchase, and J&A Alliance Trust shall have the right to acquire, up to such number of shares of Company Common Stock that would allow J&A Alliance Trust to maintain Beneficial Ownership of the issued and outstanding shares of Company Common Stock, after giving effect to the issuance of the applicable New Securities, that is no less than J&A Alliance Trust’s Pre-Issuance Ownership Percentage (such shares, the “Preemptive Rights Shares”); provided, however, that (subject to Section 2.5(g), below) the Trustee shall not have this purchase right, and J&A Alliance Trust shall not have this acquisition right, to the extent that an issuance of the Preemptive Rights Shares to J&A Alliance Trust would require approval of the shareholders of the Company pursuant to Rule 312 of the New York Stock Exchange Listed Company Manual or any successor rule thereof (the “NYSE Rule”), unless such shareholder approval is obtained. Notwithstanding the foregoing, to the extent the Company issues securities, other than Company Common Stock, that are exchangeable for, or convertible into, or otherwise exercisable for, shares of Company Common Stock, the Trustee shall only be entitled to exercise its right to purchase Preemptive Rights Shares pursuant to this Section 2.5 concurrently with, or as promptly as practicable following, the issuance of the shares of Company Common Stock underlying such securities.

(b)    In the case of an issuance of New Securities which are exchangeable for, or convertible into, or otherwise exercisable for, shares of Company Common Stock, the Company shall, prior to or concurrently with such issuance of New Securities, deliver a written notice to the Trustee (the “Pre-Notice”) (i) stating the Company’s intention to issue such securities, (ii) stating the amount of such securities that the Company proposes to issue in the aggregate and, correspondingly, the number of Preemptive Rights Shares that the Trustee could be entitled to purchase and J&A Alliance Trust could be entitled to acquire in the future, (iii) informing the Trustee that it may have a future right to elect to purchase such Preemptive Rights Shares, which right shall be exercisable upon delivery of a Preemptive Rights Notice (defined below) and (iv) stating the price of such Preemptive Rights Shares based on the issuance price of such New Securities (or if such prices are not clearly identifiable, the formula for determining the price upon exchange, conversion or exercise or, if no such formula is available, such effective price per share as is reasonably determined by the Company in good faith). The Company shall provide the right contemplated by Section 2.5(a) to the Trustee and J&A Alliance Trust by delivering a written notice to the Trustee (the “Preemptive Rights Notice”) stating (i) in the case of an issuance of Company Common Shares, (x) the Company’s intention to issue New Securities, (y) the amount of such New Securities that the Company proposes to issue in the aggregate and, correspondingly, the number of Preemptive Rights Shares that the Trustee is entitled to purchase and J&A Alliance Trust is entitled to acquire and (z) the price of such New Securities (or (1) if such prices are not clearly identifiable, such effective price per share as is reasonably determined by the Company in good faith or (2) in the case of issuances of restricted stock, the fair market value of such restricted stock as determined by the Company in the ordinary course in connection with such issuance) and (ii) in the case of an issuance of Company Common Stock upon the exchange, conversion, or exercise of New Securities described in a Pre-Notice, the amount of such securities that will or have been exchanged, converted or exercised for Company Common Stock and the resulting number of Preemptive Rights Shares that the Trustee is entitled to purchase and J&A Alliance Trust is entitled to acquire. Within ten (10) Business Days following the delivery of the Preemptive Rights Notice by the Company to the Trustee, the Trustee may, by delivery of a written notice of acceptance to the Company (the “Acceptance Notice”), elect to purchase all, or any portion, of the Preemptive Rights Shares that the Trustee is then entitled to purchase and J&A Alliance Trust is then entitled to acquire pursuant to this Section 2.5 for the price (or the price determined by application of any applicable formula) indicated in the Pre-Notice or the Preemptive Rights Notice, as applicable. The delivery of the Acceptance Notice shall be evidence of the Trustee’s irrevocable commitment to purchase the number of Preemptive Rights Shares indicated in the Acceptance Notice for the price indicated in the Pre-Notice or the Preemptive Rights Notice, as applicable, and the consummation of the sale and purchase of the Preemptive Rights Shares shall occur concurrently with or as promptly as practicable following the Company’s issuance of the corresponding New Securities.

(c)    Notwithstanding anything in this Section 2.5 to the contrary, if the amount of New Securities to be issued is for any reason less than the amount that was initially proposed to be issued as indicated in the Preemptive Rights Notice, the Company may (whether before or after the Trustee has delivered an Acceptance Notice to the Company) decrease the number of Preemptive Rights Shares that the Trustee is entitled to purchase and J&A Alliance Trust is entitled to acquire pursuant to this Section 2.5 to an amount not less than the amount necessary to allow J&A Alliance Trust to maintain (but not exceed) its Pre-Issuance Ownership Percentage after giving effect to the issuance of the applicable New Securities.

(d)    Notwithstanding anything in this Section 2.5 to the contrary, if the amount of New Securities to be issued is for any reason greater than the amount that was initially proposed to be issued as indicated in the Preemptive Rights Notice, the Trustee may, by delivery of an Acceptance Notice (whether or not the Trustee has previously delivered an Acceptance Notice to the Company), increase the number of Preemptive Rights Shares it elects to purchase and J&A Alliance Trust elects to acquire pursuant to this Section 2.5 to an amount not less than the amount necessary to allow J&A Alliance Trust to maintain (but not exceed) its Pre-Issuance Ownership Percentage after giving effect to the issuance of the applicable New Securities.

(e)    Notwithstanding anything in this Section 2.5 to the contrary, Section 2.5(a) shall not apply, and the Company shall have no obligation to sell, and the Trustee shall have no right to purchase from the Company and J&A Alliance Trust shall have no right to acquire, any shares of Company Common Stock or any other securities of the Company, if the Company proposes to issue New Securities:

(i)    pursuant to any employee benefits or other compensation plan approved by the Board and the shareholders of the Company;

(ii)    in connection with any acquisition by the Company, whether by merger, consolidation, acquisition of assets, sale or exchange of stock, other business combination or otherwise, in each case, pursuant to which any such New Securities are being issued as consideration therefor;

(iii)    upon any stock dividend, stock split or other pro rata distribution, subdivision or combination of securities or other recapitalization of the Company;

(iv)    pursuant to any direct stock purchase and dividend reinvestment plan (or any similar successor plan) of the Company; or

(v)    pursuant to the terms of a “poison pill” or other similar shareholder rights plan approved by the Board.

(f)    Upon the Company’s issuance of any Preemptive Rights Shares, such Preemptive Rights Shares shall be (i) validly issued, fully paid and nonassessable and (ii) duly authorized by all necessary corporate action of the Company.

(g)    In the event that the Company proposes an issuance of New Securities and the full number of Preemptive Rights Shares that would be issued to the Trustee and J&A Alliance Trust pursuant to Section 2.5(a) in connection with such issuance of New Securities would exceed the amount that the Company could issue to the Trustee and J&A Alliance Trust without shareholder approval pursuant to the NYSE Rule (a “Shareholder Approval Issuance”), the Company shall use its reasonable best efforts to obtain approval for such Preemptive Rights Shares by the shareholders of the Company for the issuance to J&A Alliance Trust of the Preemptive Rights Shares (it being understood that no Shareholder Approval Issuance will be conditioned on the receipt of approval for issuance to J&A Alliance Trust of the applicable Preemptive Rights Shares); provided, that, if shareholder approval of the issuance to J&A Alliance Trust is not obtained, the applicable number of Preemptive Rights Shares shall automatically be decreased to one share of Company Common Stock less than as would require shareholder approval pursuant to the NYSE Rule.

ARTICLE III

STANDSTILL

Section 3.1    Standstill. During the Standstill Period, except with the prior written consent of, or waiver by, the Company or otherwise pursuant to approval by the Company Board, none of the Japan Post Parties shall, or shall permit any of its controlled Affiliates, other than Japan Post Investment Funds, to, directly or indirectly, alone or in concert with any Person, solicit, encourage, participate in or facilitate, or enter into any agreement, arrangement or understanding with, any Person in connection with, or engage in:

(a)    the acquisition of, or the obtaining (other than as a result of acts or omissions taken solely by (i) the Company, such as share repurchases, or (ii) any third party, such as Transfers of shares resulting in the loss of voting rights) of any economic interest in, any right to direct the voting or disposition of, or any other right with respect to, any securities of the Company (including shares of Company Common Stock or other Company Securities) in excess of the Ownership Cap or other obligations or any assets of the Company or any of its Subsidiaries;

(b)    any tender or exchange offer for securities of the Company (including shares of Company Common Stock or other Company Securities) or any of its Subsidiaries, or any merger, consolidation, business combination or acquisition or disposition of all or substantially all assets of the Company or any of its Subsidiaries, other than by the Trustee voting J&A Alliance Trust’s shares of Company Common Stock in accordance with, or as permitted by, Section 6.1;

(c)    solicit or support any offers to acquire the Company, other than by the Trustee voting J&A Alliance Trust’s shares of Company Common Stock in accordance with, or as permitted by, Section 6.1;

(d)    any other actions that would, or would reasonably be expected to, result in, or lead to, a Change of Control, other than by the Trustee voting J&A Alliance Trust’s shares of Company Common Stock in accordance with, or as permitted by, Section 6.1;

(e)    any recapitalization, restructuring, liquidation, dissolution or other similar extraordinary transaction with respect to the Company or any of its Subsidiaries;

(f)    forming, joining or in any way participating in a “partnership, limited partnership, syndicate, or other group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) for purposes of acquiring, holding, voting or disposing of any securities of the Company;

(g)    disposition of any shares of Company Common Stock in response to an unsolicited tender or exchange offer for securities of the Company or other proposed offer or business combination, except as otherwise permitted by Section 4.1;

(h)     the nomination for election, or election, of any individual as a director of the Company or any Affiliate of the Company, or the proposal, formally or informally, of any individual as a director of the Company or any Affiliate of the Company, other than by (i) the Trustee voting J&A Alliance Trust’s shares of Company Common Stock in accordance with, or as permitted by, Section 6.1 or (ii) recommending to the Corporate Governance Committee of the Company Board a candidate for nomination as a director of the Company in accordance with the procedures set forth in the Company’s most recent proxy statement on Schedule 14A filed with the SEC related to an annual meeting of the Company’s shareholders;

(i)    any other action or activity in support of controlling or changing the Company Board, other than by the Trustee voting J&A Alliance Trust’s shares of Company Common Stock in accordance with, or as permitted by, Section 6.1;

(j)    any proposal or action in respect of the Company by any Activist Hedge Fund to change or influence the business, operations, governance, plans or direction of the Company, other than by the Trustee voting J&A Alliance Trust’s shares of Company Common Stock in accordance with, or as permitted by, Section 6.1;

(k)    a public announcement regarding any of the types of matters set forth in this Section 3.1 or any action (including any public announcement or communication with or to the Company) that would reasonably be expected to require the Company to make a public announcement regarding any of the types of matters set forth in this Section 3.1; or

(l)    any act or proposal to seek to amend or obtain a waiver of any of the foregoing (the restrictions set forth in the foregoing clauses (a) through (l), the “Standstill Restrictions”);

provided, that none of the Standstill Restrictions shall prevent, restrict, encumber or limit in any manner the Japan Post Parties or any of their controlled Affiliates from exercising their respective rights, performing their respective obligations or otherwise consummating the transactions contemplated by this Agreement (including the right of J&A Alliance Trust to acquire, vote, Beneficially Own or Transfer shares of Company Common Stock) or the Basic Agreement, in each case, in accordance with the terms and provisions hereof and thereof.

Section 3.2    Standstill Fall-Away. The Standstill Restrictions shall terminate upon the occurrence of any of the following events:

(a)    any Person is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities;

(b)    the Company consummates a merger, consolidation, share exchange or other similar transaction (a “Fundamental Transaction”) with any other Person, other than a Fundamental Transaction in which the voting securities of the Company that are outstanding immediately prior to such Fundamental Transaction continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least a majority of the combined voting power immediately after such Fundamental Transaction of (i) the Company’s outstanding securities or (ii) the surviving or parent entity’s outstanding securities;

(c)    the security holders of the Company approve a plan of complete liquidation or winding-up of the Company;

(d)    the sale or disposition (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets is consummated; or

(e)    a change of a majority of the membership of the Company Board (excluding any change approved by a majority of the directors serving on the Company Board prior to such change) (a “Board Change of Control”) (each event set forth in the foregoing clauses (a) through (e) occurring after the date of this Agreement, with respect to the Company, shall constitute a “Change of Control”).

ARTICLE IV

TRANSFERS

Section 4.1    Transfer Restrictions.

(a)    Without the Company’s prior written consent, which consent shall not be unreasonably withheld, the Trustee shall not, and shall cause J&A Alliance Trust not to, directly or indirectly, sell, transfer, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each, a “Transfer”) any Company Securities or any right, title or interest therein or thereto; provided, however, that the Trustee and J&A Alliance Trust may, subject to Section 4.1(b), without the Company’s prior written consent, Transfer Company Securities (i) at any time during the Restricted Period to the extent that J&A Alliance Trust would, after giving effect to such Transfer, maintain Beneficial Ownership and record ownership of at least 7% of the outstanding shares of Company Common Stock, (ii) at any time during the Restricted Period if the Basic Agreement has been previously terminated in accordance with its terms (unless the Basic Agreement was terminated pursuant to Section 1(2) of Article 9 thereof as a result of Japan Post’s non-performance thereunder), (iii) at any time after the Restricted Period, (iv) at any time pursuant to an Approved Tender Offer or a Subsequent Offering (each as hereinafter defined) or (v) at any time following a Change of Control; provided, further, that, for the avoidance of doubt, a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction (“Business

Combination” in which Japan Post is a constituent corporation (or otherwise a party including, for the avoidance of doubt, a transaction pursuant to which a Person acquires all or a portion of Japan Post, whether by tender or exchange offer, by share exchange, or otherwise) shall not be deemed to be a “Transfer” of any Company Securities or any right, title or interest therein or thereto. For purposes of this Agreement: “Approved Tender Offer” shall mean a tender offer or Business Combination relating to outstanding shares of Company Common Stock that has been approved or recommended by the Company Board; and “Subsequent Offering” shall mean any subsequent offering period of a completed tender offer for at least a majority of the outstanding shares of Company Common Stock by any third party so long as a majority of the outstanding shares of Company Common Stock have been previously tendered to such third party and are not subject to withdrawal. For the avoidance of doubt, Japan Post shall have the right to pledge its beneficial interest in J&A Alliance Trust to a controlled Affiliate in connection with any financing related to the purchase of Company Common Stock, subject to any applicable regulatory requirements and such pledgee agreeing to be fully bound by all of the terms and conditions of this Agreement and the Trust Agreement in the event that such pledgee forecloses on its lien on such beneficial interest in J&A Alliance Trust.

(b)    In respect of any Transfer permitted by clauses (i), (ii) or (iii) of Section 4.1(a), such Transfer shall:

(i)    not involve any block trade to an Excluded Transferee or that would result in a Transfer by the Trustee or J&A Alliance Trust of Company Securities (on a fully-diluted basis) representing more than 4% of the outstanding shares of Company Common Stock to any Person and its Affiliates or any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) (a “Permitted Non-Public Transfer”); or

(ii)    subject to Section 4.2, be to the general public that is effected through a public stock exchange or electronic market based within the U.S. pursuant to (A) Rule 144 (if then applicable) or under any successor rule thereof under the Securities Act or (B) the Registration Statement (a “Permitted Public Transfer”).

Section 4.2    Volume Limitation. Notwithstanding anything in this Article IV to the contrary, J&A Alliance Trust shall not, without the Company’s prior written consent, Transfer pursuant to a Permitted Public Transfer, on any single day, a number of shares of Company Common Stock that, in the aggregate, exceeds the Daily Volume Limitation.

Section 4.3    Mandatory Transfers. If, at any time, including as a result of any share repurchase program or self-tender or otherwise, J&A Alliance Trust Beneficially Owns shares of Company Common Stock in excess of the Ownership Cap, then the Trustee shall use its reasonable best efforts, or use its reasonable best efforts to cause J&A Alliance Trust, to within ninety (90) days of first obtaining knowledge that J&A Alliance Trust’s Beneficial Ownership of shares of Company Common Stock exceeds the Ownership Cap, Transfer such number of shares of Company Common Stock pursuant to Permitted Non-Public Transfers or Permitted Public Transfers as shall be necessary to reduce J&A Alliance Trust’s Beneficial Ownership and the Trustee’s (in its capacity as trustee of J&A Alliance Trust) record ownership of shares of Company Common Stock to the Ownership Cap, subject to all of the terms and conditions of this Article IV; provided that the provision in Section 4.2 shall not apply to any such Transfer.

Notwithstanding the foregoing, from and after the Restricted Period and in the event that the Voting Rights Cap is applicable, any Transfer required pursuant to this Section 4.3 shall be subject to the Company’s first providing written notice to J&A Alliance Trust setting forth, to the knowledge of the Company, J&A Alliance Trust’s Beneficial Ownership of shares of Company Common Stock in excess of the Ownership Cap, including the basis of such determination, and a ten (10) Business Day period following the date of such notice during which the Trustee and J&A Alliance Trust may dispute the Company’s assertion that the Ownership Cap has been exceeded by presenting evidence to the Company to the contrary, which the Company shall consider in good faith, and if at the end of such ten (10) Business Day period, the Trustee and J&A Alliance Trust have not presented any such evidence or after the presentation of any such evidence, the Company reaffirms by written notice to the Trustee that J&A Alliance Trust Beneficially Owns shares of Company Common Stock in excess of the Ownership Cap, the Trustee shall, and shall cause J&A Alliance Trust to, Transfer such shares of Company Common Stock as required by this Section 4.3 (provided, that the ninety (90)-day Transfer period set forth in this Section 4.3 shall begin on the date of such subsequent written notice).

Section 4.4    Optional Sale Right.

(a)    In the event that the Basic Agreement has been terminated in accordance with its terms (unless the Basic Agreement was terminated pursuant to Section 1(2) of Article 9 thereof as a result of the Company’s or Aflac Japan’s non-performance thereunder), the Company shall have the right, but not the obligation (the “Optional Sale Right”), to require the Trustee to Transfer all of J&A Alliance Trust’s shares of Company Common Stock in excess of 4% of the outstanding shares of Company Common Stock (such number of shares of Company Common Stock, the “Optional Sale Shares”) in accordance with Section 4.4(b) and subject to all of the terms and conditions of Article IV.

(b)    Optional Sale Procedures.

(i)    If the Company desires to require the Trustee to Transfer J&A Alliance Trust’s Optional Sale Shares pursuant to the Optional Sale Right, the Company shall deliver to the Trustee a written notice (the “Optional Sale Exercise Notice”) within ten (10) Business Days following the termination of the Basic Agreement exercising the Optional Sale Right and specifying the number of Optional Sale Shares. Delivery of the Optional Sale Exercise Notice shall be deemed a waiver of the provisions of Section 4.2 with respect to the Optional Sale Shares.

(ii)    The Japan Post Parties shall use their reasonable best efforts to cause all of the Optional Sale Shares to be Transferred within a period of twelve (12) months following receipt by the Trustee of the Optional Sale Exercise Notice pursuant to Permitted Public Transfers or Permitted Non-Public Transfers.

ARTICLE V

REGISTRATION RIGHTS

Section 5.1    Registration Rights. Not later than the Outside Date, the Company shall file a shelf registration statement on Form S-3 (the “Registration Statement”) registering the resale of Company Common Stock held by J&A Alliance Trust and cause it to become effective and remain effective, including through the filing of a subsequent Form S-3 if such initial filing has expired, until such time as J&A Alliance Trust no longer holds any shares of Company Common Stock. Sales under the Registration Statement will be subject to the Company’s blackout periods set forth in the Company’s insider trading policy or otherwise implemented by the Company with respect to all persons subject to the Company’s insider trading policy by written notice to the Japan Post Parties. For the avoidance of doubt, (i) the Company will not be required to cooperate or otherwise facilitate an underwritten offering by Japan Post unless requested by Japan Post in order to comply with the provisions of Section 4.4 and Section 8.1(a) hereof and (ii) the Registration Statement shall be in the form determined by the Company; provided that the Company shall provide Japan Post with a draft of such Registration Statement and any amendment thereto prior to the filing thereof, and shall include in such Registration Statement a “Plan of Distribution” section as provided by Japan Post. Any filing fees or reasonable and documented out-of-pocket expenses (excluding legal and accounting fees incurred in connection with the initial filing of the Registration Statement) incurred by the Company in connection with the Registration Statement and reasonably attributable to the Japan Post Parties will be reimbursed by Japan Post.

ARTICLE VI

GOVERNANCE AND INVESTOR RIGHTS

Section 6.1    Voting Agreement.

(a)    The Trustee shall cause each of the shares of Company Common Stock Beneficially Owned by J&A Alliance Trust to be present in person or represented by proxy at any meeting of the shareholders of the Company for the purpose of determining the presence of a quorum at such meeting.

(b)    The Trustee shall at all times vote the shares of Company Common Stock Beneficially Owned by J&A Alliance Trust with respect to any action, proposal or matter to be voted on by the shareholders of the Company (including through action by written consent), including the election or removal of any director of the Company Board, in a manner consistent with the spirit of the strategic alliance contemplated by the Basic Agreement and with due regard to the views and recommendations of the Company Board.

(c)    Notwithstanding Section 6.1(b), the Trustee shall (i) with respect to any shares of Company Common Stock Beneficially Owned by J&A Alliance Trust representing voting rights exceeding 20% of the aggregate voting rights represented by the outstanding shares of Company Common Stock, vote such excess shares of Company Common Stock, in connection with any action, proposal or matter to be voted on by the shareholders of the

Company (including through action by written consent), and (ii) solely in connection with any Change of Control transaction other than a Board Change of Control, vote all of the shares of Company Common Stock Beneficially Owned by J&A Alliance Trust, in each case of clauses (i) and (ii), in a manner proportionally equal to the vote of shares of Company Common Stock not Beneficially Owned by J&A Alliance Trust; provided, that, for the avoidance of doubt, the Trustee shall have the right to vote all of the shares of Company Common Stock Beneficially Owned by J&A Alliance Trust representing up to, but not exceeding, 20% of the aggregate voting rights represented by the outstanding shares of Company Common Stock with respect to the election or removal of any director of the Company Board (including pursuant to a Board Change of Control), in its sole discretion.

(d)    Without the prior written consent of the Company, none of J&A Alliance Trust, the Trustee, Japan Post or any Subsidiary of Japan Post, other than Japan Post Investment Funds, shall participate in any contested solicitation by a third party of any proxy or other authority to vote shares of Company Common Stock in support of a resolution seeking the removal or election of any director of the Company Board or the governing bodies of any of its Subsidiaries.

(e)    Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 6.1 shall be interpreted so as to limit the Trustee’s right to vote at least the lesser of the (i) number of shares of Company Common Stock representing 10% of the aggregate voting rights represented by the outstanding shares of Company Common Stock and (ii) number of shares of Company Common Stock then Beneficially Owned by J&A Alliance Trust, in each case, with respect to the election or removal of any director of the Company Board.

Section 6.2    Voting Agreement Fall-Away. The voting agreement provisions set forth in Section 6.1 shall terminate upon the termination of the Standstill Restrictions pursuant to Section 3.2.

Section 6.3    Information Rights.

(a)    If, at any time on or after the record date for the first annual or special meeting of the Company’s shareholders that is at least 48 months after the date on which J&A Alliance Trust first acquires Beneficial Ownership of more than 7% of the outstanding shares of Company Common Stock, based on information reasonably available to the Company, the shares of Company Common Stock Beneficially Owned by J&A Alliance Trust are reasonably expected to represent voting rights of less than 20% of the aggregate voting rights represented by the outstanding shares of Company Common Stock, then the Company shall promptly inform Japan Post by written notice.

(b)    In furtherance of and without limiting the foregoing, the Company shall (i) following the written request of Japan Post (which request shall not be made more frequently than quarterly), promptly provide Japan Post the total number of outstanding shares of Company Common Stock entitled to vote, the number of shares of Company Common Stock directly registered with the Company under the name of the Trustee (in its capacity as trustee of J&A Alliance Trust), and the total number of direct registered shares of Company Common Stock that would be entitled to ten (10) votes per share pursuant to the Company’s articles of incorporation

(“10-for-1 Voting”) on such date, and (ii) include within the Company’s Form 8-K announcing the results of any matter submitted to a vote of holders of Company Common Stock after any annual or special meeting of the Company’s shareholders, the total number of shares of Company Common Stock entitled to vote, the total number of votes cast at such meeting by the shareholders of the Company (including pursuant to 10-for-1 Voting), the total number of direct registered shares of Company Common Stock that were entitled to 10-for-1 Voting at such meeting, and the total number of shares of Company Common Stock that were not directly registered with the Company and that claimed 10-for-1 Voting in connection with such meeting; provided, that, for the avoidance of doubt, any information provided by the Company to Japan Post pursuant to Section 6.3(b)(i) shall be subject to Section 8.6.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1    Representations and Warranties of the Company. The Company represents and warrants to the Japan Post Parties that as of the date of this Agreement (except as otherwise expressly set forth below):

(a)    The Company (i) is duly organized, validly existing and in good standing under the Laws of the State of Georgia, (ii) has all requisite corporate power and authority and the legal right to make, deliver and perform this Agreement and (iii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)    This Agreement has been duly executed and delivered by or on behalf of the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Law relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c)    As of December 19, 2018, no consent, approval or authorization of, filing with, notice to, or other act by or in respect of any Governmental Authority was required by or on behalf of the Company or any of its Affiliates in connection with the execution, delivery and performance of this Agreement, except for any consents, approvals, authorizations, filings or notices in connection with the Required Regulatory Approvals.

(d)    The execution and delivery of this Agreement, and, assuming all Required Regulatory Approvals have been obtained, the performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, do not and will not (i) violate, conflict with or result in the breach of the articles of incorporation or bylaws of the Company, (ii) as of December 19, 2018, in any material respect conflict with or violate any Law or Order applicable to the Company or its business or (iii) conflict with, result in any violation or breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent, approval, authorization or other action by, or notification to, any third party under, or give to others any rights of termination, amendment, withdrawal, first refusal, first offer, acceleration, suspension, revocation or cancellation of, any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party.

(e)    As of December 19, 2018, no action, suit, proceeding or governmental investigation was pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before any Governmental Authority that seeks to delay or prevent the execution, delivery or performance of this Agreement.

(f)    None of the reports, schedules, forms, statements and other documents required to be filed or furnished by the Company with the SEC since January 1, 2016 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”), at the time filed or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)    All of the information contained in the Company management presentation held on November 28, 2018 (EST) is true and correct in all material respects.

(h)    Except for the representations and warranties contained in this Section 7.1, neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, including any representation or warranty as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in Law.

Section 7.2    Representations and Warranties of the Japan Post Parties. The Japan Post Parties jointly and severally represent and warrant to the Company as of the date of this Agreement (except as otherwise expressly set forth below):

(a)    Each Japan Post Party and the J&A Alliance Trust (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization (to the extent such concepts are applicable to the relevant Japan Post Party in the relevant jurisdiction or organization), (ii) has all requisite corporate, trust or association power and authority and the legal right to make, deliver and perform this Agreement and (iii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)    This Agreement has been duly executed and delivered by or on behalf of each Japan Post Party. This Agreement constitutes a legal, valid and binding obligation of each Japan Post Party enforceable against such Japan Post Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Law relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c)    As of December 19, 2018, no consent, approval or authorization of, filing with, notice to, or other act by or in respect of any Governmental Authority was required by or on behalf of J&A Alliance Trust, any Japan Post Party or any of its Affiliates in connection with the execution, delivery and performance of this Agreement, except for any consents, approvals, authorizations, filings or notices in connection with the Required Regulatory Approvals.

(d)    The execution and delivery of this Agreement and, assuming all Required Regulatory Approvals have been obtained, the performance by each Japan Post Party of this Agreement and the consummation of the transactions contemplated by this Agreement, do not and will not (i) violate, conflict with or result in the breach of the certificate of incorporation or bylaws or similar organizational or constitutional documents of such Japan Post Party or J&A Alliance Trust, (ii) as of December 19, 2018, in any material respect conflict with or violate any Law or Order applicable to such Japan Post Party, J&A Alliance Trust or the Japan Post Parties’ business or (iii) conflict with, result in any violation or breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent, approval, authorization or other action by, or notification to, any third party under, or give to others any rights of termination, amendment, withdrawal, first refusal, first offer, acceleration, suspension, revocation or cancellation of, any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Japan Post Party or J&A Alliance Trust is a party.

(e)    As of December 19, 2018, no action, suit, proceeding or governmental investigation was pending or, to the knowledge of any Japan Post Party, threatened against any Japan Post Party or J&A Alliance Trust at law or in equity or before any Governmental Authority that seeks to delay or prevent the execution, delivery or performance of this Agreement.

(f)    Other than Company Securities held by Japan Post Investment Funds, none of J&A Alliance Trust, the Japan Post Parties or any of their respective Affiliates Beneficially Own any shares of Company Common Stock or other Company Securities, or is a party to any contract, other arrangement or understanding (whether written or oral) (other than this Agreement and the Trust Agreement) for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock or other Company Securities.

ARTICLE VIII

COVENANTS; COMMITMENTS

Section 8.1    Regulatory Matters.

(a)    Subject to the terms and conditions of this Agreement, each Party agrees to use, and shall cause each of its controlled Affiliates to use, its reasonable best efforts to exercise all such powers and take, or cause to be taken, all such steps and actions and do, or cause to be done, all such things, and to assist and cooperate with the other Parties in doing all such things, in each case, reasonably necessary, proper or advisable, in order to (i) obtain, or cause to be obtained, the Required Regulatory Approvals and any other consents, approvals, confirmations or authorizations required by any Governmental Authority, as soon as reasonably practicable and in any event by the one year anniversary of the date on which J&A Alliance Trust first acquires any shares of Company Common Stock (such date, the “Outside Date”) and (ii) ensure that neither Japan Post nor the Government of Japan, directly or indirectly, owns or controls the Company or any of its U.S. insurance company Subsidiaries for U.S. insurance Law purposes. For the avoidance of doubt, no Party shall be considered to be in breach of this provision as a result of the failure to take any action with respect to any regulatory requirement, condition, request or approval that would be reasonably likely to (i) conflict with the requirements of another applicable insurance regulator of the Company or any of its U.S. insurance company Subsidiaries or (ii) cause the Company or any of its U.S. insurance company Subsidiaries to be in breach of any applicable U.S. insurance law, including with respect to government ownership or control. For the avoidance of doubt, if any Governmental Authority determines at any time that the license or certificate of authority to conduct an insurance business of any insurance company Subsidiary of the Company must be surrendered or will be suspended or revoked as a result of any of the Company’s U.S. insurance company Subsidiaries being deemed to be under direct or indirect government ownership or control as a result of the transactions contemplated by this Agreement, the efforts required by this Section 8.1(a) shall include, as a last resort after exhaustion of all other available remedies, and after the Parties have, in cooperation with each other, used their respective reasonable best efforts to cause the applicable Governmental Authority to agree to alternate remedies, causing J&A Alliance Trust to sell, transfer or otherwise dispose of its shares of Company Common Stock or other Company Securities to the extent necessary to achieve compliance with any applicable Law or Order in an orderly manner as mutually agreed in good faith by the Parties. Each Party agrees to use its reasonable best efforts to promptly provide, or cause to be provided, all agreements, documents, instruments, affidavits or information, including biographical information and fingerprints of individuals, that may be required or requested by any Governmental Authority relating to any Party or its or their structure, ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members or shareholders to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.

(b)    In furtherance of and without limiting the foregoing, the Trustee shall, and Japan Post and the Trustee shall cause J&A Alliance Trust to, file applications regarding the acquisition of control of or merger with a domestic insurer, together with all agreements, documents, instruments, affidavits, or information, including biographical information and fingerprints of individuals, that may be required or requested in connection with such applications with the Domiciliary Regulators (collectively, the “Form A Filings”) within thirty (30) Business Days after the date of this Agreement and supply as promptly as practicable to the appropriate Governmental Authority any additional information and documentary material that may be requested in connection with the Form A Filings.

(c)    Each Party shall reasonably cooperate with the other Parties with respect to obtaining the Required Regulatory Approvals and each Party shall keep the other Parties apprised on a prompt basis of the status of matters relating to the Required Regulatory Approvals; provided, however, that the foregoing shall not require the Company to cooperate in obtaining any Required Regulatory Approval if such approval would be reasonably likely to cause the Company or any of its U.S. insurance company Subsidiaries to be in breach of any applicable U.S. insurance law, including with respect to government ownership or control. Each Party shall give to the other Parties prompt written notice if it receives any notice or other communication from any Governmental Authority in connection with the Required Regulatory

Approvals or otherwise in connection with the transactions contemplated by this Agreement, and, in the case of any such notice or communication which is in writing, shall promptly furnish the other Party with a copy thereof; provided, however, that such obligation to disclose shall not extend to communications with or inquiries by any Japanese Governmental Authority that are either (i) primarily related to other matters or (ii) reasonably expected in the course of ordinary regulatory interaction or required by such Japanese Governmental Authority to remain confidential. Except for each Party’s initial filing pursuant to the HSR Act, each of the Parties shall have the right to review in advance and, to the extent practicable, and subject to any restrictions under applicable Law, each Party shall consult with the other Parties in advance on, any filing to be made with, or written materials to be submitted to, any Governmental Authority in connection with the Required Regulatory Approvals or otherwise in connection with the transactions contemplated by this Agreement and each Party agrees to in good faith consider any comments or views of the other Parties thereon; provided, however, that such obligation to review and consult with the other Parties shall not extend to communications with or inquiries by any Japanese Governmental Authority that are either (i) primarily related to other matters or (ii) reasonably expected in the course of ordinary regulatory interaction or required by such Japanese Governmental Authority to remain confidential. Subject to the proviso in the preceding sentence, each Party shall (i) promptly furnish to the other Parties copies of all such filings and written materials after their filing or submission, in each case, subject to applicable Law and (ii) give to the other Parties reasonable prior written notice of the time and place when any meetings, telephone calls or other conferences may be held by it with any Governmental Authority in connection with the Required Regulatory Approvals or otherwise in connection with the transactions contemplated by this Agreement, and, to the extent practicable and permitted by applicable Law and such Governmental Authority, the other Party shall have the right to have a representative or representatives attend or otherwise participate in any such meeting, telephone call or other conference.

(d)    Each Party shall use its reasonable best efforts to take any action to avoid or eliminate each and every impediment that may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement so as to enable J&A Alliance Trust to Beneficially Own shares of Company Common Stock in accordance with this Agreement. For the avoidance of doubt, the efforts required by this Section 8.1(d) shall not include any efforts that result in a license or certificate of authority to conduct an insurance business of any insurance company Subsidiary of the Company being suspended or revoked.

(e)    Each Party shall use its reasonable best efforts to cooperate with the other Parties to exercise all such powers and take, or cause to be taken, all such steps and actions and to do, or cause to be done, all such things, and to assist and cooperate with the other Parties in doing all such things, in each case, reasonably necessary, proper or advisable in connection with any ongoing regulatory matters related to or arising from J&A Alliance Trust’s acquisition or ownership or control of the shares of Company Common Stock that may arise from time to time, including using reasonable best efforts to (i) make changes to J&A Alliance Trust or the Trust Agreement that may be required by a Governmental Authority, (ii) promptly respond to requests from any Governmental Authority and prepare and submit regulatory filings or documents required to be prepared under applicable Laws or by a Governmental Authority, including any applications or filings required in connection with a direct or indirect acquisition of control of or merger with an insurer by the Company or its Affiliates and (iii) respond to inquiries for and make any regulatory filings or submit any documents as may be necessary to enable the Company’s current or prospective insurance company Subsidiaries to conduct business in any jurisdiction from time to time; provided that, in the case of clauses (ii) and (iii), such actions shall be at the sole cost and expense of the Company.

(f)    Each of the Japan Post Parties shall, and shall cause each of its controlled Affiliates to, use its reasonable best efforts to comply in all material respects with all applicable U.S. insurance Laws and any other applicable Laws related to foreign ownership or government control.

(g)    Notwithstanding anything herein to the contrary, subject to the third sentence of Section 8.1(a), none of the Japan Post Parties shall be obligated to take or refrain from taking or to agree to it, or any of their respective Affiliates taking or refraining from taking, any action, or to permit or suffer to exist any restriction, condition, limitation or requirement which, individually or together with all such other actions, restrictions, conditions, limitations or requirements imposed by Governmental Authorities in connection with the transactions contemplated by this Agreement, the Trust Agreement or the Basic Agreement would or would reasonably be expected to result in Japan Post’s inability to apply equity method accounting under Japanese regulations or generally accepted accounting principles (in each case, as in effect from time to time) in respect of J&A Alliance Trust’s investment in the Company.

(h)    In the event that any Required Regulatory Approval has not been obtained prior to the Outside Date and J&A Alliance Trust then Beneficially Owns any shares of Company Common Stock, the Trustee shall, and shall cause J&A Alliance Trust to, use commercially reasonable efforts to Transfer such number of shares of Company Common Stock in excess of the lesser of (i) 4% of the outstanding shares of Company Common Stock and (ii) the percentage of outstanding shares of Company Common Stock necessary for J&A Alliance Trust to be in compliance with all applicable Laws, within one hundred eighty (180) days following the Outside Date pursuant to Permitted Non-Public Transfers or Permitted Public Transfers, subject to all of the terms and conditions of Article IV, other than the provisions of Section 4.2; provided, however, that, in the event that any outstanding Required Regulatory Approval as of the Outside Date is reasonably expected by Japan Post or the Company to be obtained, then Japan Post and the Company shall negotiate in good faith a reasonable extension of the Outside Date.

Section 8.2    Further Assurances.

(a)    Each of the Parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as may be reasonably required or desirable in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated by this Agreement.

(b)    The Parties agree that, if any of the arrangements contemplated by this Agreement, the Trust Agreement or the Basic Agreement could reasonably be expected to result in Japan Post’s inability to use equity method accounting under Japanese regulations and/or generally accepted accounting principles (as in effect from time to time) for J&A Alliance

Trust’s investment in the Company, each of the Parties shall use its reasonable best efforts, as applicable, in each case, subject to any regulatory requirements, to adjust such arrangements to the extent necessary so as to permit Japan Post to equity account for J&A Alliance Trust’s investment in the Company; provided, that the economic and legal substance of such adjusted arrangements shall be substantially equivalent to that of the arrangements contemplated initially by this Agreement, the Trust Agreement and/or the Basic Agreement, as applicable. Japan Post agrees to use reasonable best efforts to (i) promptly notify the Company if at any time the arrangements contemplated by any of this Agreement, the Trust Agreement or the Basic Agreement would result in Japan Post’s inability to use equity method accounting for J&A Alliance Trust’s investment in the Company, which notice shall set forth in reasonable detail the basis upon which Japan Post believes it would be unable to use equity method accounting for J&A Alliance Trust’s investment in the Company, as the case may be, and (ii) make it and its representatives available to discuss such matters with the Company and its representatives. Notwithstanding the foregoing, the Parties agree that, if Japan Post is unable to use equity method accounting under Japanese regulations and/or generally accepted accounting principles (as may be in effect from time to time) for J&A Alliance Trust’s investment in the Company, the obligations of the Company shall be limited to those set forth in this Agreement and the Company shall have no liability with respect to Japan Post’s inability to use equity method accounting under Japanese regulations and/or generally accepted accounting principles (as may be in effect from time to time) for J&A Alliance Trust’s investment in the Company, other than for breach of its obligations under this Agreement.

(c)    The Company shall use reasonable best efforts to provide, and to cause its Affiliates to provide, to Japan Post and its external auditor, in a timely manner and as reasonably requested, such that the request does not unduly interfere with the Company’s business or quarterly regulatory reporting timelines, all documents and information (prepared with due care and in good faith) that Japan Post and its external auditor reasonably believe are necessary for Japan Post’s preparation of its consolidated financial statements and to comply with applicable Law following adoption of the equity accounting method; provided, that (i) the Company reasonably believes such documents or information does not constitute material non-public information with respect to the Company within the meaning of the U.S. federal securities laws or the Japanese Financial Instruments and Exchange Act, (ii) such request would not require the application by the Company of any accounting standard other than United States GAAP to any such documents or information, (iii) such information supports financial statements of the Company that have been reviewed or audited by an independent auditor and (iv) Japan Post shall bear the reasonable and documented cost of preparing such documents and information (which costs shall be calculated in good faith and, for the avoidance of doubt, shall not be limited to out-of-pocket costs). Subject to and without limiting the foregoing, the Company and its Affiliates shall use reasonable best efforts to provide information (i) that reasonably assists Japan Post in understanding the contents of the accounts on the Company’s financial statements, including the trial balances, (ii) necessary for Japan Post to convert financial information prepared in accordance with United Sates GAAP to those prepared in accordance with Japanese GAAP (PITF No.24 Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method), applying Japanese GAAP (PITF No.18 Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries, etc. for Consolidated Financial Statements), including information related to amortization of goodwill, retirement benefit accounting, research and development fee and fair value of investment property, (iii) related to any material subsequent events and (iv) required for Japan Post’s impairment accounting as necessary. None of the Company or its Affiliates shall have any liability for any inaccuracies in any documents or information specifically provided pursuant to this Section 8.2(c), other than as a result of the Company’s gross negligence or willful misconduct; provided, that, for the avoidance of doubt, this limitation on liability does not cover the Company’s financial statements and other information filed with the SEC.

(d)    All requests for information to the Company by the Japan Post Parties shall be made to the authorized individuals set forth on Schedule A hereto.

(e)    The Company shall not provide PII to the Japan Post Parties, any of their Affiliates or any of their representatives, and none of the Japan Post Parties, any of their Affiliates nor any of their representatives shall seek, either directly or through a third party, to obtain any PII held by the Company.

Section 8.3    Public Announcements. No Party shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or any of the transactions contemplated by this Agreement without the prior written consent of, respectively, Japan Post and the Company; provided, however, that nothing in this Agreement shall prohibit any Party from complying with applicable Law (including, for the avoidance of doubt, any disclosure requirements under the Exchange Act) or the rules of a securities exchange on which a Party’s securities are listed.

Section 8.4    Material Non-Public Information. None of the Japan Post Parties will request, and the Company will use reasonable best efforts not to provide to any of the Japan Post Parties, any information that would constitute material non-public information with respect to the Company within the meaning of the U.S. federal securities laws or the Japanese Financial Instruments and Exchange Act (other than information requested by Japan Post as contemplated by Section 6.3(b) or in connection with the transactions contemplated by the Basic Agreement between the Japan Post Parties or their respective Affiliates and the Company or its Affiliates). In the event that any such material non-public information (other than information requested by Japan Post as contemplated by Section 6.3(b) or in connection with the transactions contemplated by the Basic Agreement between the Japan Post Parties or their respective Affiliates and the Company or its Affiliates) is provided to any of the Japan Post Parties, the Company will make available to the public generally any such material non-public information by no later than 5:00 p.m. Eastern Time on the first Business Day following the provision of such material non-public information. In the event that any commercial arrangements between the Japan Post Parties or their respective Affiliates, on the one hand, and the Company or its Affiliates, on the other hand, is material non-public information with respect to the Company, the Company shall make available to the public generally any such material non-public information by no later than the next Form 10-Q or Form 10-K filing of the Company, as applicable. In the event that the Japan Post Parties believe that any of the information provided by the Company is material non-public information within the meaning of the U.S. federal securities laws or the Japanese Financial Instruments and Exchange Act (other than information requested by Japan Post as contemplated by Section 6.3(b) or in connection with the transactions contemplated by the Basic Agreement between the Japan Post Parties or their respective Affiliates and the Company or its Affiliates), the Japan Post Parties shall promptly notify the Company in writing, provided, that the Company acknowledges that none of the Japan Post Parties has any responsibility for determining whether any information of the Company is material non-public information.

Section 8.5    Trust Agreement.

(a)    The Trustee and the Trustee Owner shall comply in all material respects with the terms and conditions of the Trust Agreement.

(b)    Japan Post and the Trustee shall not enter into or agree to any amendment, supplement or modification of or to any provision of the Trust Agreement, or waive any of its rights or obligations thereunder, in each case, if such amendment supplement, modification or waiver would adversely affect the Company, without the prior written consent of the Company, not to be unreasonably withheld, and receipt of all applicable required regulatory approvals.

(c)    If, within ninety (90) days prior to the expiration of the initial or any subsequent term of the Trust Agreement, J&A Alliance Trust then Beneficially Owns any shares of Company Common Stock, Japan Post and the Trustee shall cause the Trust Agreement to be renewed in accordance with the terms and conditions thereof for an additional ten (10) year period.

Section 8.6    Confidentiality. No non-public information received by or provided to any Party (the “Receiving Party”) in connection with this Agreement, whether prior to or following the date of this Agreement, including the information contemplated by Section 6.3(b) or any non-public information concerning the Company, Japan Post, J&A Alliance Trust, the Trustee, the Trustee Owner or their respective businesses, operations, plans and prospects, may be directly or indirectly (a) disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to, by the Receiving Party or (b) used by the Receiving Party for purposes not contemplated by this Agreement, in each case, without the disclosing Party’s prior written consent. Notwithstanding anything in this Section 8.6 to the contrary: (i) to the extent required by applicable Law or otherwise requested or required by any Governmental Authority, a Receiving Party may disclose such non-public information without the disclosing Party’s prior written consent; provided, that, to the extent permitted by applicable Law, such Receiving Party shall (A) give such other Party prompt prior written notice of such requirement and (B) reasonably cooperate with such other Party to seek a protective order or other appropriate remedies to obtain assurance that confidential treatment will be accorded such non-public information; and (ii) a Receiving Party may disclose such nonpublic information to its Affiliates (including the Japan Post Parties in the case of any Japan Post Party) and its and their directors, officers, employees, accountants, counsel, other advisors, financing providers and representatives (collectively, “Representatives”) to the extent any such Person needs to know such information in connection with the Receiving Party’s rights and obligations under this Agreement; provided, that (A) such Receiving Party shall inform any such Representatives of the confidentiality obligations contained in this Section 8.6, and (B) such Receiving Party shall be responsible for any breach of any such obligations by any such Representative. Except as required by applicable Law, the term “non-public information” as used in this Section 8.6 shall not include information that: (1) at the time of disclosure is, or thereafter becomes, generally available and known to the public other than as a result of, directly or indirectly, any violation of this Section 8.6 by the Receiving Party or any of its Representatives; (2) at the time of disclosure is, or thereafter becomes, available to the Receiving Party on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such non-public information to the Receiving Party by a legal, fiduciary or contractual obligation to the disclosing Party; (3) was known by or in the possession of the Receiving Party or its Representatives, as established by documentary evidence, prior to being disclosed by or on behalf of the disclosing Party; or (4) was or is independently developed by the Receiving Party, as established by documentary evidence, without reference to or use of, in whole or in part, any of the disclosing Party’s non-public information. The obligations of any Receiving Party under this Section 8.6 shall survive any termination of this Agreement until the third anniversary of the date of termination.

ARTICLE IX

TERMINATION

Section 9.1    Termination. This Agreement shall terminate only:

(a)    by the mutual written consent of Japan Post and the Company; or

(b)    upon J&A Alliance Trust disposing of all of its shares of Company Common Stock, or otherwise ceasing to Beneficially Own any shares of Company Common Stock, without any further action required by any of the Parties.

Section 9.2    Effect of Termination. If this Agreement is validly terminated in accordance with Section 9.1, this Agreement shall thereafter become void and have no effect, and no Party shall have any liability to the other Parties or any of their respective Affiliates, directors, officers, employees, equityholders, partners, members, agents or representatives in connection with this Agreement, except that such termination will not relieve any Party from liability for any willful and material breach of this Agreement prior to such termination or any breach of Section 8.6 or actual fraud.

ARTICLE X

MISCELLANEOUS

Section 10.1    Notices. All notices, demands or other communications provided for or permitted hereunder shall be (a) made in writing to all Parties and (b) sent by registered or certified first class mail, return receipt requested, e-mail, facsimile, courier service, overnight mail or personal delivery:

To the Company:

Aflac Incorporated

1932 Wynnton Road

Columbus, GA 31999

Attn:   Audrey Boone Tillman

  Executive Vice President and General Counsel

Email: [●]

Fax:    [●]

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, NW

Washington, D.C. 20005

Attn:     Richard Oliver

Email:   richard.oliver@skadden.com

Fax:      +1 (202) 661-0582

Eversheds Sutherland (US) LLP

1114 Avenue of the Americas

The Grace Building, 40th Floor

New York, NY 10036-7703

Attn:   Cynthia Shoss

  Daren Moreira

Email: cynthiashoss@eversheds-sutherland.com

  darenmoreira@eversheds-sutherland.com

Fax:    +1 (212) 389-5099

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

Attn:  Brian Fahrney

Email: bfahrney@sidley.com

Fax:    [●]

To Japan Post:

Japan Post Holdings Co., Ltd.

2-3-1, Otemachi, Chiyoda-ku

Tokyo 100-8791, Japan

Attn:     Hiroaki Kawamoto

    Managing Executive Officer

Email:   [●]

Fax:      [●]

With a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attn:     Nicholas F. Potter

    E. Drew Dutton

Email:  nfpotter@debevoise.com

   eddutton@debevoise.com

Fax:     (212) 909-6836

Nishimura & Asahi

Otemon Tower, 1-1-2 Otemachi, Chiyoda-ku

Tokyo 100-8124, Japan

Attn:     Tatsuya Tanigawa

    Tatsuya Nakayama

Email:   t_tanigawa@jurists.co.jp

    t2_nakayama@jurists.co.jp

Fax:      +81-3-6250-7200

To the Trustee:

J&A Alliance Holdings Corporation

c/o J&A Alliance Trust

[●]

Attn:   [●]

Fax:    [●]

With a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attn:     Nicholas F. Potter

    E. Drew Dutton

Email:   nfpotter@debevoise.com

   eddutton@debevoise.com

Fax:      (212) 909-6836

Nishimura & Asahi

Otemon Tower, 1-1-2 Otemachi, Chiyoda-ku

Tokyo 100-8124, Japan

Attn:     Tatsuya Tanigawa

    Tatsuya Nakayama

Email:   t_tanigawa@jurists.co.jp

    t2_nakayama@jurists.co.jp

Fax:      +81-3-6250-7200

To the Trustee Owner:

General Incorporated Association J&A Alliance

[●]

Attn:   [●]

Fax:    [●]

With a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attn:      Nicholas F. Potter

     E. Drew Dutton

Email:    nfpotter@debevoise.com

     eddutton@debevoise.com

Fax:       (212) 909-6836

Nishimura & Asahi

Otemon Tower, 1-1-2 Otemachi, Chiyoda-ku

Tokyo 100-8124, Japan

Attn:     Tatsuya Tanigawa

    Tatsuya Nakayama

Email:    t_tanigawa@jurists.co.jp

     t2_nakayama@jurists.co.jp

Fax:       +81-3-6250-7200

Any Party may by notice given in accordance with this Section 10.1 designate another address or Person for receipt of notices hereunder. All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by commercial courier or overnight mail, if delivered by commercial courier or overnight mail service; and on the date sent, if sent by e-mail (which is confirmed by the recipient) or facsimile (which is confirmed by the recipient).

Section 10.2    Amendment and Waiver.

(a)    Any amendment, supplement or modification of or to any provision of this Agreement shall be effective (i) only if it is made or given in writing and signed by all Parties and (ii) only in the specific instance and for the specific purpose for which made or given. No waiver of any provision of this Agreement or consent in respect of any departure from the terms of any provision of this Agreement shall be effective unless evidenced in writing and executed by the Party providing such waiver or consent.

(b)    No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Parties at law, in equity or otherwise.

Section 10.3    Specific Performance. The Parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the Parties fail to take any action required of them hereunder to consummate the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement. The Parties acknowledge and agree that the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, and such right shall be cumulative and in addition to any other remedy to which they are entitled under this Agreement.

Section 10.4    Section 14-2-732 Agreement. For the avoidance of doubt, this Agreement is not intended to be, and shall not be deemed, an agreement authorized by Section 14-2-732 of the Georgia Business Corporation Code.

Section 10.5    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10.6    Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

Section 10.7    Entire Agreement; No Third Party Beneficiaries. This Agreement and the Basic Agreement are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement and the Basic Agreement supersede all prior agreements and understandings between the Parties with respect to such subject matter. Nothing in this Agreement or the Basic Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties, any rights or remedies hereunder.

Section 10.8    Governing Law; Arbitration.

(a)    Governing Law. This Agreement, and any dispute, controversy or claims arising out of, relating to or in connection with this Agreement, or for the breach or alleged breach thereof, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would apply the laws of any other jurisdiction.

(b)    Arbitration.

(i)    Any dispute, controversy or claim between or among the Parties and arising under, relating to or in connection with, this Agreement, in any manner whatsoever, whether in contract, in tort, or otherwise, and including any dispute or controversy regarding the existence, validity or enforceability of this Agreement, or the arbitrability of any dispute, controversy or claim (each a “Dispute”), shall be submitted to final and binding arbitration administered in accordance with the Singapore International Arbitration Centre (“SIAC”) Arbitration Rules then in effect (the “Rules”), except as modified herein.

(ii)    Arbitral Tribunal. The arbitration shall be conducted by a three-member arbitral tribunal (the “Arbitral Tribunal”). The claimant shall appoint one arbitrator at the same time it files its Notice of Arbitration and the respondent shall appoint one arbitrator at the same time it files its Answer to the Notice of Arbitration. The third arbitrator, who shall serve as chair of the Arbitral Tribunal, shall be jointly appointed by the two party-nominated arbitrators within twenty-one (21) days of the appointment of the second arbitrator. If there are more than two Parties to the arbitration (with any Parties that are affiliates of each other being deemed for this purpose only to be a single Party), such Parties shall have twenty-one (21) days to agree on a panel of three arbitrators. If any arbitrator is not timely appointed within the time prescribed above, then the SIAC shall appoint that arbitrator in accordance with the Rules.

(iii)    Arbitration under this Section 10.8 shall be the sole and exclusive remedy for any Dispute, and any award rendered by the Arbitral Tribunal shall be final and binding on the Parties and judgment thereupon may be entered in any court of competent jurisdiction having jurisdiction thereof, including any court having jurisdiction over the relevant Party or its assets.

(iv)    The Arbitral Tribunal shall have power to award any remedy, including monetary damages, specific performance and all other forms of legal and equitable relief that is in accordance with the terms of this Agreement; provided, however, that the Arbitral Tribunal shall have no authority or power to limit, expand, alter, modify, revoke or suspend any condition or provision of this Agreement, nor any right or power to award punitive, exemplary, or treble damages, even when such damages are provided for by law.

(v)    The Arbitral Tribunal shall have the power to award attorney’s fees, costs and related expenses to such extent and to such Parties as it sees fit.

(vi)    The seat of the arbitration shall be Singapore and it shall be conducted in the English language.

(vii)    The Arbitral Tribunal may consolidate an arbitration with respect to a dispute (including a Dispute with respect to this Agreement) with any other arbitration with respect to any other dispute, if the subject matter of the disputes is substantially similar or otherwise arises out of or relates essentially to the same or substantially similar facts. Such consolidated arbitration shall be determined by the Arbitral Tribunal appointed for the arbitration proceeding that was commenced first in time.

(viii)    The parties agree that, to the extent a court of competent jurisdiction has issued a final ruling interpreting or applying the Basic Agreement, that ruling shall be binding in any arbitration under this Section 10.8. For purposes of the foregoing sentence, a ruling shall be deemed final notwithstanding the fact that it may be subject to review and reversal by an appellate court. The Arbitral Tribunal shall be empowered to address any issues involving the interpretation or application of the Basic Agreement that are not the subject of a final ruling by a court of competent jurisdiction, but solely to the extent such issues affect the Parties’ rights and obligations under this Agreement.

(ix)    The Arbitral Tribunal (and, if applicable, Emergency Arbitrator) shall have the full authority to grant any pre-arbitral injunction, pre-arbitral attachment, interim or conservatory measure or other order in aid of arbitration proceedings (“Interim Relief”). Any Interim Relief so issued shall, to the extent permitted by applicable law, be deemed a final arbitration award for purposes of enforceability. Subject to the following sentence, the Parties shall exclusively submit any application for Interim Relief to only: (A) the Arbitral Tribunal; or (B) prior to the constitution of the Arbitral Tribunal, an Emergency Arbitrator appointed in the manner provided for in the Rules. The foregoing procedures shall constitute the exclusive means of seeking Interim Relief, provided, however, that (i) the Arbitral Tribunal shall have the power to continue, review, vacate or modify any Interim Relief granted by an Emergency Arbitrator; (ii) in the event an Emergency Arbitrator or the Arbitral Tribunal issues an order granting, denying or otherwise addressing Interim Relief (a “Decision on Interim Relief”), any Party may apply to enforce or require specific performance of such Decision on Interim Relief in any court of competent jurisdiction; and (iii) either Party shall retain the right to apply to a court of competent jurisdiction for freezing orders to prevent the improper dissipation of transfer of assets.

(x)    In the event any proceeding is brought in any court of competent jurisdiction to enforce the dispute resolution provisions in this Section 10.8, to obtain relief as described in this Section 10.8, or to enforce any award, relief or decision issued by an Arbitral Tribunal, each Party irrevocably consents to the service of process in any action by the mailing of copies of the process to the Parties hereto as provided in Section 10.1. Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process.

(xi)    Without prejudice to the foregoing, (i) each of the Japan Post Parties hereby irrevocably appoints [NAME OF AGENT], with offices at the date of this Agreement at [ADDRESS OF SERVICE AGENT], as its authorized agent on which any and all legal process may be served in any action, suit or proceeding referred to in this Agreement that may be brought in the Republic of Singapore and (ii) the Company hereby irrevocably appoints [NAME OF AGENT], with offices at the date of this Agreement at [ADDRESS OF SERVICE AGENT], as its authorized agent on which any and all legal process may be served in any action, suit or proceeding referred to in this Agreement that may be brought in the Republic of Singapore. Each Party agrees that service of process in respect of it upon its respective agent, together with notice of such service to the other party, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each Party agrees that the failure of its respective agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, each Party agrees to designate a new agent in the Republic of Singapore, on the terms and for the purposes of this Section and each Party shall, as soon as practicable, give notice to the other Parties of such new agent. Nothing herein shall be deemed to limit the ability of any other Party to serve any such legal process in any other manner permitted by applicable Law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable Law.

(xii)    EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

(xiii)    Without limiting the provisions of the Rules, unless otherwise agreed in writing by or among the relevant Parties or permitted by this Agreement, the relevant Parties shall keep confidential all matters relating to the arbitration (including the existence of the proceeding and all of its elements and including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions) or the award; provided, that such matters may be disclosed (i) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (ii) to the extent otherwise required by law. In the event any Party makes application to any court in connection with this Section 10.8(b)(xiii) (including any proceedings to enforce a final award or any Interim Relief), that party shall take all steps reasonably within its power to cause such application, and any exhibits (including copies of any award or decisions of the Arbitral Tribunal or Emergency Arbitrator) to be filed under seal, shall oppose any challenge by any third party to such sealing, and shall give the other Party immediate notice of such challenge.

Section 10.9    Waiver of Sovereign Immunity. To the extent that any Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to himself or itself or its property, such Party:

(a)    agrees that the execution, delivery and performance by it of this Agreement constitute private and commercial acts done for private and commercial purposes;

(b)    agrees that, should any proceedings be brought against it or its assets in any jurisdiction in relation to this Agreement or any transaction contemplated hereby, such Party is not entitled to sovereign immunity in respect of its obligations under this Agreement, and no sovereign immunity from such proceedings (including, without limitation, immunity from service of process from suit, from the jurisdiction of any court, from an order or injunction of such court or the enforcement of same against its assets) shall be claimed by or on behalf of such Party or with respect to its assets;

(c)    agrees that the provisions of Section 10.1 and Section 10.8 of this Agreement concerning service of notices, including as they relate to service of legal and arbitral process, shall apply to such Party;

(d)    waives, in any such proceedings, to the fullest extent permitted by law, any right of sovereign immunity that it or any of its assets now has or may acquire in the future in any jurisdiction;

(e)    waives, to the extent permitted by applicable law, the defense of sovereign immunity with respect to the enforcement of any judgment or award against it in any such proceedings (including, without limitation, pre-judgment attachment, post-judgment attachment, the making, enforcement or execution against or in respect of any assets whatsoever irrespective of their use or intended use of any order or judgment that may be made or given in connection therewith); and

(f)    specifies that, for the purposes of this provision, “assets” shall be taken as excluding “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed at Vienna, April 18, 1961, “consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963, and military property or military assets or property of such Party.

Section 10.10    Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns, heirs, legatees and legal representatives. This Agreement shall not be assignable by any Party without the prior written consent of the other Parties hereto. Any purported assignment without such prior written consent shall be null and void.

Section 10.11    Counterparts. This Agreement may be executed in one or more counterparts (by facsimile or otherwise), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each Party or a duly authorized officer of each Party as of the date first above written.

AFLAC INCORPORATED

By:
	Name:	Daniel P. Amos
	Title:	Chairman, Chief Executive Officer and President

[Signature Page to Shareholders Agreement]

JAPAN POST HOLDINGS CO., LTD.

By:
	Name:	Masatsugu Nagato
	Title:	President & CEO, Director and Representative Executive Officer

[Signature Page to Shareholders Agreement]

J&A ALLIANCE HOLDINGS CORPORATION, in its capacity as trustee of J&A ALLIANCE TRUST

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

GENERAL INCORPORATED ASSOCIATION J&A ALLIANCE

By:
Name:
Title:

[Signature Page to Shareholders Agreement]